LEASE

Birmingham Bloomfield Bancorp, Inc.
TENANT

BLOOMFIELD PLAZA
Bloomfield Township, Michigan

Schostak Brothers & Company, Inc.
P.O. Box 267
Southfield, Michigan 48037
(248) 262-1000
Managing Agent

INDEX TO LEASE

ARTICLE I - GRANT AND TERM
Section 1.01	Leased Premises	1
Section 1.02	Construction by Landlord	2
Section 1.03	Construction by Tenant	2
Section 1.04	Length of Term, Lease Year	3
Section 1.05	Landlord’s and Tenant’s Optional
	Right of Cancellation	3

ARTICLE II - RENT AND TAXES
Section 2.01	Minimum Rent	4
Section 2.02	Percentage Rent	4
Section 2.03	Gross Sales	5
Section 2.04	Taxes	5
Section 2.05	Covenant to Pay Rent; Additional Rent	6

ARTICLE III - RECORDS AND BOOKS OF ACCOUNT
Section 3.01	Tenant’s Records	7
Section 3.02	Reports by Tenant	7

ARTICLE IV - AUDIT
Section 4.01	Right to Examine Books	7
Section 4.02	Audit	7

ARTICLE V - OPERATION AND MAINTENANCE OF COMMON AREAS

Section 5.01	Designation and Use of Common Areas	8
Section 5.02	Operation of Common Areas	8
Section 5.03	Tenant’s Pro Rata Share of Operating Expenses	8

ARTICLE VI - USE OF LEASED PREMISES
Section 6.01	Use of Leased Premises	9
Section 6.02	Radius	10
Section 6.03	Storage. Office Space	10
Section 6.04	Care of Leased Premises	10

ARTICLE VII - UTILITY SERVICE
Section 7.01	Utilities and Tenant’s Obligation
	for Payment Thereof

ARTICLE VIII - MAINTENANCE OF LEASED PREMISES
Section 8.01	Landlord’s Obligations for Maintenance	11
Section 8.02	Tenant’s Obligations for Maintenance	11
Section 8.03	Tenant’s Obligation to Refurbish	12

ARTICLE IX - SIGNS
Section 9.01	Signs	13

ARTICLE X - ALTERATIONS
Section 10.01	Alterations 10	13

ARTICLE XI - INSURANCE AND INDEMNII’Y
Section 11.01	Covenant to Hold Harmless	13
Section 11.02	Liability Insurance	14
Section 11.03	Property Insurance	14
Section 11.04	Waiver of Subrogation	15

ARTICLE XII - ASSIGNMENT AND SUBLETTING
Section 12.01	Assignment and Subletting	15

ARTICLE XIII - ACCESS TO LEASED PREMISES
Section 13.01	Right of Entry by Landlord	16

ARTICLE XIV - EMINENT DOMAIN
Section 14.01	Total Condemnation of Leased Premises	17
Section 14.02	Partial Condemnation	17
Section 14.03	Landlord’s and Tenant’s Damages	17

ARTICLE XV - DESTRUCTION OR DAMAGE TO LEASED PREMISES

Section 15.01	Reconstruction of Damaged Premises	18

ARTICLE XVI - BANKRUPTCY OR INSOLVENCY
Section 16.01	Conditions to the Assumption and Assignment of the
	Lease Under Chapter 7 of the Bankruptcy Code	18
Section 16.02	Conditions to the Assumption of the
	Lease in Bankruptcy Proceedings	19
Section 16.03	Landlord’s Option to Terminate Upon
	Subsequent Bankruptcy Proceedings of Tenant	20
Section 16.04	Conditions to the Assignment of the
	Lease in Bankruptcy Proceedings	20
Section 16.05	Use and Occupancy Charges	21
Section 16.06	Tenant’s Interest Not Transferable By Virtue of
	State Insolvency Law Without Landlord’s Consent	21
Section 16.07	Landlord’s Option to Terminate Upon Insolvency
	of Tenant or Guarantor Under State Insolvency Law
	or Upon Insolvency of Guarantor Under Federal
	Bankruptcy Act	22

ARTICLE XVII - DEFAULT OF THE TENANT
Section 17.01	Right to Re-Enter	22
Section 17.02	Right to Relet	22
Section 17.03	Legal Expenses	23
Section 17.04	Waiver of Counterclaims and Trial by Jury	23
Section 17.05	Waiver of Right and Redemption	24

ARTICLE XVIII - ADVERTISING AND MERCHANTS’ASSOCIATION

Section 18.01	Change of Name, Advertising	24
Section 18.02	Merchants’ Association	24
Section 18.03	Solicitation of Business	25

ARTICLE XIX - TENANT’S PROPERTY
Section 19.01	Taxes on Tenant’s Property	26
Section 19.02	Loss and Damage	26
Section 19.03	Notice by Tenant	26

ARTICLE XX - RULES AND REGULATIONS
Section 20.01	Rules and Regulations	26

ARTICLE XXI - QUIET ENJOYMENT
Section 21.0	Landlord’s Covenant	26

ARTICLE XXII - HOLDING OVER, SUCCESSORS
Section 22.01	Vacation of Leased Premises	26
Section 22.02	Holding Over	27
Section 22.03	Successors	27

ARTICLE XXIII - OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

Section 23.01	Off-Set Statement	27
Section 23.02	Attornment	27
Section 23.03	Subordination	27
Section 23.04	Remedies	28

ARTICLE XXIV - WASTE
Section 24.01	Waste or Nuisance	28

ARTICLE XXV - SECURITY PROVISION
Section 25.01	Security	28

ARTICLE XXVI - MISCELLANEOUS
Section 26.01	Addition of a Major Store	29
Section 26.02	Waiver	29
Section 26.03	Entire Agreement	29
Section 26.04	Interpretation and Use of Pronouns	29
Section 26.05	Delays	30
Section 26.06	Notices	30
Section 26.07	Captions and Section Numbers	30
Section 26.08	Broker’s Commission	30
Section 26.09	Recording	30
Section 26.10	Furnishing of Financial Statement	30
Section 26.11	Landlord’s Use of Common Areas	31
Section 26.12	Transfer of Landlord’s Interest	31
Section 26.13	Floor Area	31
Section 26.14	Late Charges	31
Section 26.15	Liability of Landlord	31
Section 26.16	Accord and Satisfaction	31
Section 26.17	Execution of Lease	32
Section 26.18	Laws of the State of Michigan	32
Section 26.19	No Assurance of Other Tenants	32

ACKNOWLEDGMENTS OF LANDLORD		33
ACKNOWLEDGMENT OF CORPORATE TENANT		33

RULES AND REGULATIONS

Exhibit “A”	Site Plan
Exhibit “B”	Legal Description of Shopping Center
Exhibit “C”	Landlord’s Work
Exhibit “D”	Tenant’s Work
Exhibit “E”	Sign Criteria
Exhibit “F”	Lease Specifics

BLOOMFIELD PLAZA
Bloomfield Township, Michigan

THIS LEASE made as of this _____ day of _________________ 2005 by and between BLOOMFIELD PLAZA, as Landlord, and the party named in Item 3 of Exhibit “F” attached hereto and made a part hereof, as Tenant.

ARTICLE 1. GRANT AND TERM

SECTION 1.01. LEASED PREMISES. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, those certain premises in the development commonly known as Bloomfield Plaza (hereinafter referred to as the “Shopping Center”) which development is shown on the site plan marked Exhibit “A”, attached hereto and made a part hereof, such leased premises being cross-hatched thereon. The legal description of the Shopping Center, which is located in the Township of Bloomfield, County of Oakland, State of Michigan, is more particularly described on Exhibit “B” attached hereto and made a part hereof. The leased premises shall contain space as described in Item 4 of Exhibit “F”.

The attached site plan contains a general layout of the Shopping Center and shall not be deemed to be a warranty, representation or agreement on the part of Landlord that said Shopping Center is or will be exactly as indicated on said site plan. Nothing herein contained shall be construed as a grant or rental by Landlord to Tenant of the roof or exterior walls of the building of which the leased premises forms a part, or of the walks and other common areas beyond the leased premises, or of the land under the leased premises. Landlord reserves the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the leased premises and serving other parts of the Shopping Center, provided same do not materially adversely interfere with Tenant’s use of, or access to, the leased premises.

The attached site plan includes other portions of the Shopping Center which Landlord may from time to time sell or lease for the purpose of construction of one or more major stores (a “Major Store” being defined as a store containing in excess of 20,000 square feet of floor space), and any such portion may thereupon, at Landlord’s option, be referred to and treated as a “Major Store site” upon occupancy thereof. It is agreed that wherever the term “Shopping Center” is used herein it shall be deemed to exclude any parcel hereinafter designated as a Major Store site, as above defined.

Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the building in which the leased premises are located and to building adjoining the same, provided same do not materially adversely interfere with Tenant’s use of, or access to, the leased premises. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in the Shopping Center, and to enlarge the Shopping Center and to make alterations therein or additions thereto, and to build additional stories on any building or buildings within the Shopping Center, and to building adjoining thereto, and to sell or lease any part of the land comprising the Shopping Center, as shown on the site plan attached hereto as Exhibit “A”, for the construction thereon of a building(s) which may or may not be part of the Shopping Center, provided same do not materially adversely interfere with Tenant’s use of, or access to, the leased premises. The purpose of the attached site plan is to show the approximate location of the leased premises within the Shopping Center and Landlord reserves the right at any time to relocate, the various buildings, parking areas and other common areas shown on said site plan. It is further understood and acknowledged by the Tenant that Landlord shall have the right, at its sole option, to reduce the common areas, and change the site plan in any manner it deems fit in order to accommodate new buildings and improvements without notice to or obtaining the consent of Tenant providing that any removal or changes shall not materially adversely affect access to, or the use of, the leased premises. In addition, Tenant acknowledges that the attached site plan creates no easement rights in the common areas shown thereon, but only the right to use said areas in common with all other tenants and occupants of the Shopping Center, as said areas may exist from time to time during the term hereof. In addition to the leased premises, Tenant shall have four (4) parking spaces specifically reserved for use by its customers during normal office banking hours as designated on Exhibit A.

SECTION 1.02. CONSTRUCTION BY LANDLORD. Landlord has constructed or will construct on the site of the Shopping Center a building in which the leased premises are to be located. The leased premises shall be constructed substantially in accordance with Outline Specifications entitled “Landlord’s Work” set forth in Exhibit “C” attached hereto and made a part hereof. It is understood and agreed by Tenant that any minor changes from said Outline Specifications which may be necessary during construction of the building or leased premises shall not affect or change this Lease or invalidate same, and that Landlord shall be the sole judge of what are “minor changes” and whether they are “necessary”.

Landlord will notify Tenant when the leased premises will in fact be ready for Tenant’s occupancy. Upon delivery of the leased premises Tenant accepts the leased premises in its “as is” condition. It is agreed that by occupying said leased premises as a Tenant, Tenant formally accepts the same and acknowledges that the leased premises and the Shopping Center are in the condition called for hereunder. Failure of Landlord to deliver possession of the leased premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by the Tenant against the Landlord or against the Landlord’s contractor.

SECTION 1.03. CONSTRUCTION BY TENANT. Tenant agrees, prior to the commencement of the term of this Lease, at Tenant’s sole cost and expense, to provide all work of whatsoever nature in accordance with its obligations set forth in Exhibit “D” as “Tenant’s Work”. Tenant agrees to furnish to Landlord the Store Design Drawings and/or working drawings and specifications with respect to the leased premises prepared in the manner and within the time periods required in Exhibit “D” attached hereto, made a part hereof and incorporated by reference. If such Store Design and/or working drawings and specifications are not furnished by Tenant to Landlord within the required time periods in form to permit approval by Landlord, then the Landlord may at its option at any time while the Tenant is in default of this provision, in addition to any and all other remedies provided in this Lease, have the further remedy by not less than twenty (20) days notice to Tenant to declare this Lease terminated and the term ended, in which event, this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as provided in this Lease. No deviation from the final set of plans and specifications, once approved by Landlord, shall be made by Tenant without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Approval of the plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such items. Until such time as Tenant’s final working drawings have been approved in writing by Landlord, the right of Tenant to enter upon the leased premises shall be solely for the purpose of inspecting and measuring same and to obtain such information as may be necessary to prepare architectural drawings for the construction of Tenant’s leasehold improvements and placement of its fixtures in the leased premises. Tenant’s right of possession shall not occur until such time as Landlord notifies Tenant pursuant to Section 1.02 hereof that the leased premises are available for Tenant’s occupancy or Tenant’s Work.

SECTION 1.04. LENGTH OF TERM, LEASE YEAR. The term of this Lease shall commence upon the date that shall be (i) one hundred twenty (120) days after the later to occur of: (a) delivery of the leased premises to Tenant; or (b) Tenant’s receipt of such certifications and approvals from the Federal Deposit Insurance Corporation (“FDIC Approvals”) and State of Michigan (“State of Michigan Approvals”) (together the FDIC Approvals and State of Michigan Approvals shall be referred to as “Government Approvals”) necessary for Tenant to operate its business (which FDIC Approvals Tenant shall apply for within ten (10) days of the date of this Lease and State of Michigan Approvals within ten (10) days of Tenant’s receipt of the FDIC Approvals and diligently use its best efforts to obtain same), or, (ii) the date on which Tenant shall open its store in said leased premises for business to the general public, whichever of said dates is the first to occur, and shall end at the time specified in Item 6 of Exhibit “F.”

In the event Tenant fails to open its offices for business to the general public either (a) ninety (90) days after the commencement date of the term hereof, or (b) at any time when Tenant is required to do so under the terms of this Lease, then in order to compensate Landlord for its loss, Tenant shall pay to Landlord as additional rent over and above fixed minimum annual rent and other charges to be paid by Tenant to Landlord pursuant to this Lease, a sum equal to Two Hundred Dollars ($200.00) for each day that Tenant shall have failed to open its offices for business. This remedy shall be in addition to any and all other remedies provided in this Lease to the Landlord in the event of default by Tenant.

The term “lease year” as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first lease year shall begin on the date of commencement of the term of this Lease. Each succeeding lease year shall commence on the anniversary date of the first lease year.

SECTION 1.05. LANDLORD’S AND TENANT’S OPTIONAL RIGHT OF CANCELLATION. ~~If for any reason the leased premises are not ready for Tenant’s occupancy on the delivery date specified in Item 7 of Exhibit “F”, then for a period of thirty (30) days thereafter Tenant shall have the option, and for a period of forty-five (45) days thereafter Landlord shall have the option, of cancelling and terminating this Lease by written notice, one to the other, and in the event that either party shall exercise such option, this Lease shall cease with neither party being liable to the other in damages or otherwise, and any money deposited hereunder shall be returned to Tenant. In the event that neither Tenant nor Landlord gives such written notice of cancellation, then this Lease shall be considered as continuing in full force and effect. Notwithstanding anything to the contrary herein contained, in the event that the lease term shall not have commenced prior to such date as shall be two (2) years from the date of this Lease, then this Lease shall be automatically terminated without any further act of either parties hereto and both parties hereto shall be released from all obligations hereunder.~~

ARTICLE II. RENT AND TAXES

SECTION 2.01. MINIMUM RENT. The fixed minimum annual rent during the term of this Lease shall be as set forth in Item 8 of Exhibit “F”, and shall be payable in equal monthly installments on or before the first day of each month, in advance, at the office of the Landlord, or such other place as the Landlord may designate without any prior demand therefor and without any deductions or setoff whatsoever.

Should the term of this Lease commence on a day other than the first day of a calendar month, then the rental for such month shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

~~If the term of this Lease exceeds five (5) full lease years, then, if, for the fifth (5th) full lease year of the term hereof, Tenant is obligated to pay percentage rent as set forth in Item 9(b) of Exhibit “F’: then, commencing with the sixth (6th) full lease year and continuing through the remainder of the term of this Lease, the fixed minimum annual rent set forth in Exhibit “F” shall be increased to the aggregate of the fixed minimum annual rent and percentage rent payable by Tenant for the fifth (5th) full lease year. In no event shall the fixed minimum annual rent be less than the fixed minimum annual rent payable during the fifth (5th) full lease year.~~

SECTION 2.02. PERCENTAGE RENT. ~~(a) In addition to the payment of the fixed minimum annual rent, as hereinbefore provided, Tenant shall pay to Landlord during each lease year of the term hereof as annual percentage rent, the amount determined pursuant to the provisions of Item 9 of Exhibit “F.” The annual percentage rent shall be payable at the times and in the manner hereinafter set forth, at the office of the Landlord, or such other place as the Landlord may designate without any prior demand therefor and without any deductions or setoff whatsoever.~~

~~(b) Such annual percentage rent shall be paid in monthly installments, the first such installment to be due and payable with respect to the month during each lease year during which the Gross Sales first exceed the minimum Gross Sales and shall be payable on each succeeding month thereafter during such lease year with respect to the Gross Sales in excess of the minimum Gross Sales. Such payments shall be made within ten (10) days after the end of such month. In the event that the total of the monthly installments of percentage rent for any lease year does not equal the annual percentage rent computed for such lease year, in accordance with the formula set forth above, then Tenant, at the time it submits the annual statement of Gross Sales required under Section 3.02, shall pay Landlord any deficiency, or Landlord shall credit any overpayment to the next installment of percentage rent due from Tenant, as the case may be. In no event, however, shall the rent to be paid by Tenant and retained by Landlord for any lease year be less than the fixed minimum annual rent hereinbefore specified. If the commencement date of the lease term is other than February 1, then the percentage rent covering a partial lease year, as hereinabove defined, shall be paid on Gross Sales in accordance with Section 2.02(a) but computed on a pro rata basis for the period beginning on the commencement date of the lease term and ending on the succeeding January 31, and shall be payable within thirty (30) days thereafter.~~

~~(c) Notwithstanding anything to the contrary contained herein, in the event that, at anytime subsequent to the expiration of the first full lease year of the term hereof, Tenant does not achieve “Gross Sales” of at least the amount specified in Item 9(b) of Exhibit “F” during each lease year of any two (2) consecutive lease years, then, for a period of one hundred twenty (120) days after the date that Tenant is obligated to furnish to Landlord its written report of Gross Sales required pursuant to Section 22.01 hereof, Landlord shall have the option, upon sixty (60) days prior written notice to Tenant, of terminating this Lease. In the event Landlord elects to exercise said option, Tenant shall deliver possession of the leased premises to Landlord in the condition called for in Section 22.01 hereof on or before the sixtieth (60th) day after the date of Landlord’s notice. Upon payment by Tenant to Landlord of all charges due or having accrued under this Lease up to and including the date sixty (60) days after the date of Landlord’s notice or the day on which possession of the leased premises is delivered to Landlord in the condition called for hereunder, whichever is later, the parties hereto shall be released of any and all further liability hereunder. In the event that Landlord fails to exercise the foregoing option to terminate this Lease within the required time period, then the same shall become null and void with respect to said two (2) lease year period, but shall remain in full force and effect throughout the balance of the lease term from the beginning of the second lease year of any such two (2) lease year period.~~

SECTION 2.03. GROSS SALES. ~~The term “Gross Sales” as used herein shall be construed to include the entire amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or service and all other receipts whatsoever of all business conducted in or from the leased premises, including mail or telephone orders received or filled at the leased premises, and including all deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, and including sales by any sublessee, concessionaire or licensee or otherwise in or from the leased premises. No deduction shall be allowed for uncollected or uncollectible credit accounts. Said terms shall not include, however, any sums collected by Tenant and paid out by Tenant for any sales or excise tax imposed by any duly constituted governmental authority nor shall it include the exchange of merchandise between the stores of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made in or from the leased premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in or from the leased premises, nor shall the term include the amount of returns to shippers or manufacturers, nor proceeds from the sale of trade fixtures. There shall be deductible from Gross Sales the amount of any cash or credit refund (excluding due bills) made upon any sale in or from the leased premises where the merchandise sold is thereafter returned by the Purchaser and accepted by Tenant.~~

SECTION 2.04. TAXES. Tenant acknowledges and agrees that Tenant’s and the adjoining theatre building’s agreed upon combined allocated share of the Shopping Center’s taxes and assessments is fifteen and one-half (15.5%) percent of the total taxes and assessments of the entire Shopping Center. Tenant also acknowledges and agrees that for purposes of this Lease, including but not limited to Articles V and XI, Tenant’s proportionate share is one-third (⅓) of fifteen and one-half (15.5%) percent (defined as Tenant’s “Proportionate Share”). Tenant agrees to pay to Landlord its Proportionate Share of all taxes and assessments which may be levied or assessed by any lawful authority during each calendar year during the term of this Lease against the land, buildings and improvements comprising the Shopping Center, said allocation of taxes representing an agreed upon percentage of Tenant’s and the theatre’s use of areas other than the leased premises, including but not limited to Tenant’s drive-through banking facilities (including but not limited to all approaches and driveways adjacent thereto), the theatre building located east of the leased premises (“Theatre Building”), the common roof and mall (“Covered Mall”) connecting the leased premises to the Theatre Building, and all parking and appurtenant facilities thereto as determined by Landlord in its sole discretion (all of which together may be referred to as the “Bank/Theatre Parcel”). Tenant further agrees to pay to Landlord its Proportionate Share of the Michigan Single Business Tax paid or payable, for each calendar year during the term of this Lease, by Landlord with respect to the Shopping Center and the rentals generated therefrom. Should the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction thereover either: (a) impose a tax and/or assessment of any kind or nature upon, against or with respect to the rentals payable by tenants in the Shopping Center to Landlord derived from the Shopping Center or with respect to the Landlord’s ownership of the land and buildings comprising the Shopping Center, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto; and/or (b) impose a tax or surcharge of any kind or nature, upon, against or with respect to the parking areas or the number of parking spaces in the Shopping Center, such tax, assessment and/or surcharge shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this Section and Tenant shall be obligated to pay its Proportionate Share thereof as provided herein. The Proportionate Share to be paid by Tenant shall also include Tenant’s Proportionate Share of any costs, expenses and attorneys’ fees incurred by Landlord in connection with the negotiation for reduction in the assessed valuation of land, buildings and improvements comprising the Shopping Center and any protest or contest of real estate taxes and/or assessments. Any taxes levied on the income of the Landlord as set forth herein shall be computed as if the Shopping Center is the only property of Landlord subject to such tax; provided, however, Tenant shall have no liability for any income taxes, transfer taxes, estate or gift taxes incurred by Landlord.

Tenant’s Proportionate Share of all of the aforesaid taxes and assessments levied or assessed for or during the term hereof, as determined by Landlord, shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, or Landlord may elect, as its sole option, to bill such taxes in arrears; provided, that in the event Landlord is required under any mortgage covering the Shopping Center to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant’s Proportionate Share of the taxes and assessments for such year. If the total amount paid by Tenant under this Section for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after written demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder or, at the expiration of the Lease, refunded to Tenant. All amounts due hereunder shall be payable to Landlord at the place where the fixed minimum annual rent is payable. For the calendar years in which this Lease commences and terminates, the provisions of this Section shall apply, and Tenant’s liability for its Proportionate Share of any taxes and assessments for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates. Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord’s estimate of Tenant’s monthly installments due hereunder. Landlord’s and Tenant’s obligations under this Section shall survive the expiration of the term of this Lease.

SECTION 2.05. COVENANT TO PAY RENT; ADDITIONAL RENT. Tenant covenants and agrees to pay to Landlord the fixed minimum annual rent, Tenant’s Proportionate Share of taxes and assessments, insurance, operating and maintenance expenses and all other charges required under the terms of this Lease to be paid by Tenant to Landlord, at the times and in the manner specified in this Lease, without any deductions or setoff whatsoever.

ARTICLE III. RECORDS AND BOOKS OF ACCOUNT

SECTION 3.01. TENANT’S RECORDS. Tenant shall prepare and keep full, complete and proper books, records and accounts of the Gross Sales, both for cash and on credit, of each separate department at any time operated in the leased premises; said books, records and accounts, including true copies of any sales tax reports that Tenant may be required to furnish to any government or governmental agency, shall at all reasonable times be open to the inspection of Landlord, Landlord’s auditor or other authorized representative or agent at the leased premises for a period of at least three (3) years after the expiration of each lease year or partial lease year.

SECTION 3.02. REPORTS BY TENANT. Tenant agrees that it will furnish to Landlord within thirty (30) days after the expiration of each full lease year or partial lease year a complete audited statement, certified by an independent certified public accountant employed by Tenant, or by an officer or partner of Tenant, of its balance sheet and income statement. Tenant shall require all its subtenants, if any, to furnish similar statements.

ARTICLE IV. AUDIT

SECTION 4.01. RIGHT TO EXAMINE BOOKS.  ~~The acceptance by the Landlord of payments of annual percentage rent shall be without prejudice to the Landlord’s right to an examination of the Tenant’s books and records of its gross receipts and inventories of merchandise at the leased premises, in order to verify the amount of annual Gross Sales made by the Tenant in and from the leased premises.~~

SECTION 4.02. AUDIT. ~~At its option, Landlord may at any reasonable time, upon three (3) days prior written notice to Tenant, cause a complete audit to be made of Tenant’s entire records relating to the leased premises (including the records of any subtenant or licensee) for the period covered by any statement issued by the Tenant as above set forth in Article III. If such audit shall disclose that Tenant’s statement of Gross Sales is understated to the extent of one percent (1%) or more, Tenant shall pay to Landlord within ten (10) days after demand the cost of said audit in addition to the deficiency, which deficiency shall be payable in any event. In addition, Landlord shall have the further remedy by not less than ten (10) days notice to Tenant to declare this Lease terminated and the term ended, in which event this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as provided in this Lease.~~

ARTICLE V.
OPERATION AND MAINTENANCE OF COMMON AREAS

SECTION 5.01. DESIGNATION AND USE OF COMMON AREAS. The term “common areas” as used in this Lease shall mean all areas or improvements which may, now or hereafter, be provided by the Landlord for the convenience and use of the tenants of the Shopping Center and their respective sub-tenants, agents, employees, customers, invitees, and any other licensees of Landlord, including by way of illustration and not limitation, all parking areas, access roads and facilities which may be furnished by Landlord in or near the Shopping Center, including truckways, driveways, loading docks and areas, package delivery areas, package pickup stations, pedestrian sidewalks, malls, courts and ramps, signage, landscaped and planting areas, berms, retaining walls, any utility systems, retention pond or other facilities not located in the Shopping Center but which are used for the operation of, or in connection with the Shopping Center, maintenance and administrative facilities, corridors and hallways, stairways, bus-stops, community rooms, first aid station, if any, lighting facilities, public toilet facilities, and all other areas, or improvements which may be provided by the Landlord for the general use in common of the Tenants, their officers, agents, employees and customers. The use and occupancy by the Tenant of the leased premises shall include the use, in common with all others to whom Landlord has or may hereafter grant rights to use the same (including, but not limited to, the owners and occupants of the Major Store sites, and their subtenants, agents, employees, customers, invitees, and any other licensees of Landlord), of the common areas located within the Shopping Center and of the parking areas and roadways (as they may exist from time to time) located on the Major Store sites, and of such other facilities as may be designated from time to time, subject, however, to rules and regulations for the use thereof as prescribed from time to time by the Landlord. Tenant and its employees shall park their cars only in areas specifically designated from time to time by Landlord for that purpose. Automobile license numbers of employees’ cars shall be furnished to Landlord upon Landlord’s request, provided sufficient parking remains available for use by Tenant and its customers. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent acquisition of public rights in such area or to discourage non-customer parking; and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience thereof. Tenant shall not block, obstruct or in any manner interfere with the common areas, or any part thereof, any premises occupied by any other party, the signs of any other party, or any of the Shopping Center signs, by any means whatsoever.

SECTION 5.02. OPERATION OF COMMON AREAS. Landlord further agrees to cause to be operated, managed and maintained during the term of this Lease all parking areas, roads, sidewalks, landscaping, drainage, and common area lighting facilities within the Shopping Center property. The manner in which such areas and facilities shall be maintained and operated and the expenditures therefor shall be consistent with that of similar shopping centers in the Bloomfield Township area and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time. Notwithstanding anything to the contrary set forth above, Tenant agrees that it shall, at its sole cost, be responsible for the maintenance, repair and replacement of its drive-through facilities including but not limited to the canopy over said facilities, the equipment related thereto, and the driveways appurtenant thereto (if said driveways are damaged as a result of Tenant’s maintenance obligations set forth above).

SECTION 5.03. TENANT’S PRO RATA SHARE OF OPERATING EXPENSES. Tenant agrees to pay to Landlord in the manner hereinafter provided, but not more often than once each calendar month, Tenant’s Proportionate Share of all cost and expenses of every kind and nature paid or incurred by Landlord in operating, equipping, policing and protecting, lighting, heating, insuring, repairing, replacing and maintaining (i) the common areas and roof of the leased premises and (ii) all other areas, facilities and buildings used in the maintenance and operation of the Shopping Center (hereinafter collectively referred to as “project areas”), including the cost of insuring all property provided by Landlord which may at any time comprise the Shopping Center. Such cost and expenses shall include, but not be limited to illumination and maintenance of Shopping Center signs; cleaning, lighting, snow removal, line painting and landscaping; premiums for liability and property insurance; personal property taxes; supplies, the cost of maintenance and replacement of equipment supplying music to the common areas of the Shopping Center; the reasonable depreciation of maintenance equipment used in the operation and maintenance of the Shopping Center common areas and project areas; total compensation and benefits (including premiums for workmen’s compensation and other insurance paid to or on behalf of employees involved in the performance of the work specified in this Section 5.03; any management fee paid by Landlord; and an amount equal to 15% of the total of all of the foregoing cost and expenses to cover Landlord’s administrative costs.

Tenant’s Proportionate Share of such costs and expenses for each lease year and partial lease year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord, or Landlord may, at its sole option, bill such costs and expenses in arrears, from time to time. Subsequent to the end of each calendar or partial year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant’s Proportionate Share of such costs and expenses for such period. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 5.03.

ARTICLE VI. USE OF LEASED PREMISES

SECTION 6.01. USE OF LEASED PREMISES. Tenant shall use and occupy the leased premises during the term of this Lease solely for the purposes enumerated in Item 10 of Exhibit “F” hereof, and for no other purpose or purposes without the prior written consent of Landlord. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the leased premises or if a failure to procure such a license or permit might or would, in any way, affect Landlord or the Shopping Center, then Tenant, at Tenant’s expense, shall duly procure and hereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall, at all times, comply with the requirements of each such license or permit.

Commencing ninety (90) days after the commencement date of this Lease through the term of this Lease, as it may be extended, Tenant agrees during the business hours of Monday through Friday 9:00 AM to 4:00 PM (excluding all normal bank holidays) to operate one hundred percent (100%) of the leased premises during the entire term of this Lease unless prevented from doing so because of fire, other casualty, or acts of God, and to conduct its business at all times in a high class and reputable manner, maintaining at all times of operation a full staff of employees and shall keep same well lighted during the business hours of Monday through Friday 9:00 AM to 4:00 PM (excluding all normal bank holidays) and at least one hour thereafter and during such other hours as may be designated by Landlord. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the premises hereby leased and the cleanliness, safety, occupancy and use of same. No auction, liquidation, going out of business, fire or bankruptcy sales may be conducted in the leased premises. Tenant agrees that it will conduct its business in the leased premises during all hours established for the Shopping Center by the Landlord, and will conduct such business in a lawful manner and in good faith, and will not do any act tending to injure the reputation of the Shopping Center as determined by Landlord. In the event Landlord has approved Tenant remaining open for business after normal Shopping Center hours, then such approval shall be conditioned upon Tenant paying for all additional costs incurred by Landlord as a result thereof. Tenant shall not permit noise or odors in the leased premises which are objected to by any tenant or occupant of the Shopping Center and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odor, and failing of which Landlord may deem the same a material breach of the Lease. Tenant shall not permit the operation of any vending machines or pay telephones on the leased premises. Except for the drive-through facilities, Tenant shall not use the areas adjacent to the leased premises for business purposes. Tenant agrees that all receiving and delivery of goods and all removal of supplies, equipment, trash and garbage and all storage of trash and garbage shall be made only by way of or in the areas provided therefor by Landlord. Tenant shall not use or permit the use of any portion of the leased premises for any unlawful purposes. No radio or television or other similar device shall be installed exterior to the leased premises and no aerial shall be erected on the roof or exterior walls of the building in which the leased premises are located. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.

SECTION 6.02. RADIUS. During the term of this Lease, Tenant or any person, firm or corporation who or which controls or is controlled by Tenant shall not, directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in any similar or competing business located within a radius of one (1) mile from the outside boundary of the Shopping Center. This Section 6.02 shall not apply to any such business or businesses presently open and in operation within said radius. Notwithstanding the above, said radius restriction shall not apply during the last one hundred eighty (180) days of the Lease term if no renewal term is exercised by Tenant. If a renewal term is exercised by Tenant, then said radius restriction shall not apply during the last one hundred eighty (180) days of the final renewal term exercised by Tenant.

SECTION 6.03. STORAGE, OFFICE SPACE. Tenant shall warehouse, store and/or stock in the leased premises only such supplies as Tenant intends to use in providing its banking services. Tenant shall use for office, clerical or other non-selling purposes only such space in the leased premises as is from time to time reasonably required for Tenant’s business in the leased premises.

SECTION 6.04. CARE OF LEASED PREMISES. Tenant shall keep the leased premises (including the service areas and drive-through facilities adjacent to the leased premises, windows and signs) orderly, neat, safe and clean and free from rubbish and dirt at all times and shall store all trash and garbage within the leased premises and arrange for the regular pickup of such trash and garbage at Tenant’s expense. Tenant shall not burn any trash or garbage at any time in or about the building. Tenant shall comply with codes, ordinances and lawful orders of municipalities having jurisdiction governing trash and garbage storage and removal. If Landlord shall provide any services or facilities for such pickup, then Tenant shall be obligated to use the same and shall pay a Proportionate Share of the actual cost thereof within ten (10) days after being billed therefor.

ARTICLE VII. UTILITY SERVICE

SECTION 7.01 UTILITIES AND TENANT’S OBLIGATION FOR PAYMENT THEREOF. (a) Tenant shall be solely responsible for and promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the leased premises. So long as Landlord shall furnish all electricity required for the conduct of Tenant’s business, Tenant agrees to purchase such electricity from Landlord and to pay for same on the following basis: (i) Landlord, at its sole expense, will provide and install appropriate meters at Tenant’s leased premises for measuring Tenant’s consumption of electricity. Accuracy of meters supplied by Landlord shall be maintained by Landlord within the limits prescribed by the Public Service Commission of Michigan; (ii) Landlord will render monthly statements of charges to Tenant for Tenant’s consumption of electricity for the previous month. Tenant agrees to pay such charges within ten (10) days of the date of such statement. In no event shall Landlord charge Tenant rates which are higher than the rates of the utility companies serving the area for service comparable to that furnished to Tenant. (b) In no event shall Landlord be liable in damages or otherwise for any interruption or failure in the supply of such electricity, or if either the quantity or character of electricity supplied to Landlord is changed or is no longer available or suitable for Tenant’s requirements. (c) Landlord, at any time at its option and upon not less than one hundred eighty (180) days prior written notice to Tenant, may discontinue the furnishing of electricity to the leased premises and, in such case, Tenant shall contract for the supply of such electricity with the public utility company supplying electricity to the neighborhood and Landlord shall permit its equipment, to the extent available (other than high-voltage transformers and meters), suitable and safely capable therefor, to be used for the purpose of supplying such electricity. Water to the leased premises is metered, together with all other tenants of the Shopping Center, through one water meter. Landlord will pay the water charges and bill the same back to Tenant on a pro rata basis, based upon units assigned therefor in accordance with Oakland County Department of Public Works Schedule of Unit Assignment Factors dated September 15, 1988. Landlord will render monthly statements of charges to Tenant for the prior month and Tenant agrees to pay such charges within ten (10) days of the date of such statement.

ARTICLE VIII. MAINTENANCE OF LEASED PREMISES

SECTION 8.01. LANDLORD’S OBLIGATIONS FOR MAINTENANCE. Landlord shall keep and maintain the foundation, exterior walls and roof of the building in which the leased premises are located and all structural portions of the leased premises, exclusive of doors, door frames, door checks, windows, and exclusive of window frames located in exterior building walls, in good repair except that Landlord shall not be called upon to make any such repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors, except to the extent that Landlord is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said leased premises and appurtenances, except as may be required under Articles XIV and XV hereof.

SECTION 8.02. TENANT’S OBLIGATIONS FOR MAINTENANCE. (a) Except as provided in Section 8.01 of this Lease, Tenant shall keep and maintain in good order, condition and repair (including replacement thereof if necessary) the entire leased premises (excluding the roof of the leased premises), drive-through facilities (including but not limited to the canopy covering same, and the driveways adjacent to same if said driveways are damaged by Tenant) and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, store front, all plumbing and sewage facilities within the leased premises, including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems (whether or not located in the leased premises), sprinkler system, walls, floors and ceilings, and all other non-structural repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work performed by or on behalf of Tenant pursuant to Exhibit “D” and Section 10.01 hereof. In addition to the above, Tenant shall also be responsible for reimbursing Landlord for one-third (⅓) of the cost of any repairs and/or replacements to the Covered Mall, whether made by Landlord, the adjoining theatre or otherwise.

(b) Tenant shall keep and maintain the leased premises in a clean, sanitary and safe condition in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having Jurisdiction, at the sole cost and expense of Tenant, and Tenant shall at its sole cost comply with all requirements of law, ordinance and otherwise, affecting said leased premises. If Tenant refuses or neglects to commence and to complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make and complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand.

(c) Tenant shall keep the leased premises and all other parts of the Shopping Center free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant and, at Tenant’s election, agrees to either bond against or discharge any mechanic’s or materialmen’s lien within twenty (20) days after written request therefor by Landlord. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within twenty (20) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure of Tenant to pay any such amount to Landlord within said twenty (20) day period shall carry with it the same consequences as failure to pay any installment of rent.

(d) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the building in which the leased premises are located, provided Landlord provides Tenant with prior written notice of such requirements.

(e) Tenant agrees to operate its heating unit serving the leased premises so as to adequately heat the same at all times whether or not Tenant is open for business.

SECTION 8.03. TENANT’S OBLIGATION TO REFURBISH. ~~If the term of this Lease is in excess of five (5) full lease years, then Tenant agrees that, at Landlord’s request, following the end of the fifth full lease year, all parts of the interior of the leased premises, also including the store front, shall be painted or otherwise decorated and refurbished (including floor covering and wall covering) by Tenant subject to Landlord’s prior written approval. Tenant shall present to the Landlord plans and specifications for such work at the time such approval is sought~~.

ARTICLE IX. SIGNS

SECTION 9.01. SIGNS. Tenant will not place or cause to be placed or maintained on any exterior door, wall or window of the leased premises any advertising matter or other thing of any kind and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the leased premises, or any hanging sign or handwritten sign within five feet of any such window or door, without Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. No symbol, design, name, mark or insignia adopted by the Landlord for the Shopping Center shall be used without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. No illuminated signs located in the interior of any store and which are visible from the outside shall advertise any product or service. All signs located in the interior of any store shall be in good taste so as not to detract from the general appearance of the store and the Shopping Center. Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other thing, as may be approved, in good condition and repair at all times. Notwithstanding the above, Landlord and Tenant agree that Tenant may seek, at its sole cost, from the local municipality the right to install, at its sole cost, a monument sign in front of the leased premises in a form and location pre-approved by Landlord (which approval shall not be unreasonably withheld). All of Tenant’s signs shall be governed by the criteria set forth in Exhibit “E” attached hereto and made a part hereof.

ARTICLE X. ALTERATIONS

SECTION 10.01. ALTERATIONS. Tenant shall not make or cause to be made any alterations, additions or improvements to the leased premises, or install or cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the store front, sensormatic devices, mechanical, electrical or sprinkler systems without the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.

All alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment, and upon expiration of this Lease or any renewal term thereof, the Tenant shall not remove any of such alterations, decorations, additions and improvements, except trade fixtures installed by Tenant may be removed if all rents due herein are paid in full and Tenant is not otherwise in default hereunder provided, however, that Landlord may designate by written notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and repair any damage to the leased premises caused by such removal. All of Tenant’s property which is not removed at the expiration or termination of the Lease shall be deemed to have been abandoned by Tenant, and may be retained by Landlord as its property or removed or disposed of in such manner as Landlord may see fit without liability or obligation to Tenant.

ARTICLE XI. INSURANCE AND INDEMNITY

SECTION 11.01. COVENANT TO HOLD HARMLESS. Tenant covenants to indemnify Landlord, and save it harmless (except for loss or damage resulting from the sole gross negligence or wilful misconduct of Landlord, its agents or employees) from and against any and all claims, actions, damages, liability and expense, including attorneys’ fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or the occupancy or use by Tenant of the leased premises or any part thereof, or arising from or out of Tenant’s failure to comply with Section 8.02(b) hereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees. For the purpose of this Section 11.01, the leased premises shall include the service areas, Covered Mall area, drive-through facilities (and approaches thereto) adjoining the leased premises and the loading area allocated to the use of Tenant. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys’ fees that may be incurred in enforcing the Tenant’s covenants and agreements in this Lease.

Landlord covenants to indemnify Tenant, and save it harmless (except for loss or damage resulting from the negligence or wilful misconduct of Tenant, its agent, contractors, employees, invitees, customers or licensees) from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys’ fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the common areas of the Shopping Center.

SECTION 11.02. LIABILITY INSURANCE. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises including the Covered Mall and the drive-through facilities (including but not limited to the equipment and canopy covering same), and the business operated by Tenant and any subtenants of Tenant in the leased premises, including steam boiler insurance if applicable, in which the limits of public liability shall be not less than Two Million Dollars ($2,000,000.00) per occurrence, and in which the limit of property damage liability shall be not less than Five Hundred Thousand Dollars ($500,000.00). The policy shall name Landlord, any other parties in interest designated by Landlord (including the theatre tenant) as additional insureds, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company licensed to do business in the State of Michigan and approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord prior to commencement of Tenant’s Work and upon renewals not less than 30 days prior to the expiration of such coverage.

SECTION 11.03. PROPERTY INSURANCE. (a) Landlord agrees, during the term hereof, to provide, to the extent the same is available from Landlord’s insurance carrier, in amounts and coverages determined by Landlord, insurance coverage against loss or damage by fire, wind storm, hail, explosion, damage from air craft and vehicles and smoke damage and other risks as are from time to time included in a standard extended coverage endorsement, insuring the Shopping Center and improvements to the leased premises provided pursuant to Exhibit “D” (Tenant’s Work) and Section 10.01 hereof (exclusive of Tenant’s trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant) in an amount determined by Landlord, with or without deductible. Landlord may also carry at its option special extended coverage endorsements. Tenant shall submit to Landlord an itemized statement setting forth the cost of Tenant’s improvements promptly after completion thereof. Upon request by Tenant, from time to time, Landlord shall advise Tenant of the total amount of insurance coverage carried by Landlord insuring such improvements and, if in the opinion of Tenant such coverage is not adequate, it shall be Tenant’s obligation to obtain additional insurance to the extent Tenant deems adequate and all such additional insurance shall name Landlord and Landlord’s mortgagee as additional insureds.

(b) Landlord agrees, during the term hereof, to carry rental interruption insurance which insurance may be carried in amounts equal to Tenant’s total rental obligation for twelve (12) full months under this Lease plus the total of the estimated costs to Tenant of taxes, assessments, insurance premiums and common area maintenance costs for such twelve (12) month period.

(c) Tenant shall pay to Landlord, within ten (10) days after receipt of a statement therefore, Tenant’s Proportionate Share of the entire cost of the insurance carried by Landlord pursuant to Sections 11.03 (a) and (b) related to the Shopping Center, as determined in Landlord’s sole and absolute discretion plus one-third (⅓) of the cost of fire and all-risks insurance on a full replacement cost basis for insuring the Covered Mall, whether such cost is directly or indirectly incurred by Landlord.

(d) Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant’s trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the leased premises, in an amount equal to not less than eighty percent (80%) of the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage.

(e) Tenant shall not carry any stock of goods or do anything in or about said leased premises which will in any way tend to increase the insurance rates on said leased premises and/or the building of which they are a part. If Tenant installs any electrical equipment that overloads the lines in the leased premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and govern-mental authorities having jurisdiction.

SECTION 11.04. WAIVER OF SUBROGATION. Each party hereto does hereby remise, release and discharge the other party hereto and any partner, officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

ARTICLE XII. ASSIGNMENT AND SUBLETTING

SECTION 12.01. ASSIGNMENT AND SUBLETTING. Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein by operation of law or otherwise, and not to sublet the leased premises or any part or parts thereof. The sale, issuance, or transfer of any voting capital stock of Tenant or Tenant’s Guarantor, if any, (if Tenant or Tenant’s Guarantor, if any, be a non-public corporation the stock of which is not traded on any exchange or over the counter), which results in a change in the voting control of Tenant, or Tenant’s Guarantor, if any, shall be deemed to be an assignment of this Lease within the meaning of this Section. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the entire retail development the unique attraction of Tenant’s trade name set forth in Item 11 of Exhibit “F” and the unique merchandising mix and product line associated with Tenant’s business as described in Item 10 of Exhibit “F”, and the foregoing prohibition on assignment or subletting or the like is expressly agreed to by Tenant as an inducement to Landlord to lease to Tenant. Notwithstanding anything to the contrary set forth above, Tenant may sublet and/or assign this Lease to any affiliated entity of Tenant, to any subsidiary or operating division of Tenant, or to any entity acquiring all or substantially all of Tenant’s assets or stock (each a “Permitted Transferee”), without the prior consent of Landlord, so long as the following conditions are satisfied:

A.	Tenant is not in default of the Lease beyond any applicable notice and cure period at the time of the proposed assignment/sublet;

B.	Tenant has not paid its fixed minimum rent and charges late more than two (2) times in the 12 month period prior to the date of the proposed assignment/sublet;

C.	The assignment or sublet has been first approved in writing by any mortgagee of Landlord having the right of approval thereof;

D.	Any assignment or subletting will be upon and subject to the terms and conditions of this Lease;

E.
Any assignment must result in the assignee becoming bound by all terms and conditions of this Lease, and any sublease must specifically state that at Landlord’s election the subtenant will attorn to Landlord and recognize Landlord as Tenant’s successor under the sublease for the balance of the sublease term if this Lease is surrendered by Tenant or terminated by reason of Tenant’s default;

F.
Landlord receives a copy of all portions of a fully executed unconditional assignment or sublease respecting the Lease and such assignment and/or sublease shall not be effective until Landlord receives a fully executed copy of same; and

G.
Tenant shall for the term of the Lease (as it may be extended and amended) remain fully responsible and liable for the full performance of all of the economic and non-economic obligations under the Lease and Tenant shall not in any way be discharged or released from said obligations.

ARTICLE XIII. ACCESS TO LEASED PREMISES

SECTION 13.01. RIGHT OF ENTRY BY LANDLORD. Upon reasonable prior notice (except in the event of emergency in which case no such notice shall be required), Landlord or Landlord’s agent shall have the right to enter the leased premises at all reasonable times to examine the same, and to show them to prospective purchasers or mortgagees of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said leased premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the leased premises to prospective tenants and place upon the leased premises the usual notices “To Let” or “For Rent” which notices Tenant shall permit to remain thereon without molestation. Notwithstanding the foregoing, in no event shall Landlord have access to Tenant’s vault, safety deposit boxes or other similar areas within the leased premises.

ARTICLE XIV. EMINENT DOMAIN

SECTION 14.01. TOTAL CONDEMNATION OF LEASED PREMISES. If the whole of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking.

SECTION 14.02. PARTIAL CONDEMNATION. (a) If less than the whole but more than twenty percent (20%) of the leased premises or more than twenty percent (20%) of the common areas shall be taken under eminent domain, Tenant shall have the right either to terminate this Lease and declare same null and void, or, subject to Landlord’s right of termination as set forth in Section 14.02(b) of this Article, to continue in the possession of the remainder of the leased premises, and shall notify Landlord in writing within ten (10) days after such taking of Tenant’s intention. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the fixed minimum annual rent shall be reduced in proportion to the amount of the leased premises taken and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the basic building, as originally installed by Landlord, so as to constitute the remaining leased premises a complete architectural unit.

If twenty percent (20%) or less of the leased premises shall be so taken, the lease term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that day, with appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter the fixed minimum annual rent shall be reduced in proportion to the amount of the leased premises taken. Landlord shall, at its expense, make all necessary repairs or alterations to the basic building, as originally installed by Landlord, so as to constitute the remaining leased premises a complete architectural unit.

(b) If more than twenty percent (20%) of the building in which the leased premises are located, or more than twenty percent (20%) of the common areas, or more than fifty percent (50%) of the leased premises shall be taken under power of eminent domain, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority, terminate this Lease.

SECTION 14.03. LANDLORD’S AND TENANT’S DAMAGES. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the leased premises and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of Tenant’s stock and fixtures or moving costs, so long as same does not otherwise reduce Landlord’s award.

ARTICLE XV. DESTRUCTION OR DAMAGE TO LEASED PREMISES

SECTION 15.01. RECONSTRUCTION OF DAMAGED PREMISES. In the event the leased premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord pursuant to Section 11.03(a) of this Lease as to become partially or totally untenantable, then the damage to the leased premises shall be promptly repaired, unless Landlord shall elect not to rebuild as hereinafter provided, and the fixed minimum rent and other charges shall be abated in proportion to the amount of the leased premises rendered untenantable until so repaired. Landlord shall be obligated to cause such repairs to be made unless Landlord, at its sole option, elects to cause Tenant to make such repairs, in which event Tenant shall promptly complete the same and Landlord will make available to Tenant for the sole purpose of reconstruction of the leased premises such portion of the insurance proceeds received by Landlord from its insurance carrier, under any policy carried pursuant to Section 11.03(a) of this Lease, allocated to the leased premises. Any amount expended by Tenant in excess of such insurance proceeds received by Landlord and made available to Tenant shall be the sole obligation of Tenant. Landlord’s insurance carrier shall determine the amount of insurance proceeds attributable to the damage to such improvements, which determination shall be binding upon Landlord and Tenant. The party required hereunder to repair the damage to the leased premises shall reconstruct such leased premises in accordance with the working drawings originally approved by Landlord. In no event shall Landlord be required to repair or replace Tenant’s trade fixtures, furnishings or equipment. If more than thirty-five percent (35%) of the floor area of the building in which the leased premises are located shall be damaged or destroyed by fire or other casualty or if during the last three (3) years of the term hereof more than twenty-five percent (25%) of the leased premises or of the floor area of the building in which the leased premises are located shall be damaged or destroyed by fire or other casualty then Landlord may either elect that the building and/or leased premises, as the case may be, be repaired or rebuilt or, at its sole option, terminate this Lease by giving written notice to Tenant of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. If Landlord is required or elects to repair or rebuild or requires the Tenant to repair or rebuild the leased premises as herein provided, Tenant shall repair or replace its trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Notwithstanding the above, if Landlord fails to substantially complete its repairs of the damage or destruction to the leased premises within one (1) year of Landlord’s receipt of insurance proceeds relating to same, Tenant within the immediately succeeding thirty (30) day period shall have the one (1) time right to terminate this Lease by providing written notice to Landlord.

ARTICLE XVI. BANKRUPTCY OR INSOLVENCY

SECTION 16.01. CONDITIONS TO THE ASSUMPTION AND ASSIGNMENT OF THE LEASE UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Section 16.02 and Section 16.04 hereof are satisfied. If such Trustee shall fail to elect to assume this Lease within one hundred twenty (120) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the leased premises without further obligation to the Tenant or Trustee, and this Lease shall be cancelled, but Landlord’s right to be compensated for damages in such liquidation proceeding shall survive.

SECTION 16.02. CONDITIONS TO THE ASSUMPTION OF THE LEASE IN BANKRUPTCY PROCEEDINGS. (a) In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-In-Possession, must elect to assume this Lease within one hundred twenty (120) days from the date of the filing of the Petition under Chapter 11 or 13, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(1) The Trustee or the Debtor-In-Possession has cured, or has provided Landlord adequate assurance (as defined. below) that:

(a) Within ten (10) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

(b) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

(2) The Trustee or the Debtor-In-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the Trustee, or the Debtor-In- Possession as recited in Landlord’s written statement of pecuniary loss sent to the Trustee or Debtor-In- Possession.

(3) The Trustee or the Debtor-In-Possession has provided Landlord with adequate assurance of the future performance of each of the Tenant’s, Trustee’s or Debtor-In-Possession’s obligations under this Lease, provided, however, that:

(a) The Trustee or Debtor-In-Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months’ rent (as adjusted pursuant to Section 16.02 (3) (c) below) and other monetary charges accruing under this Lease; and

(b) If not otherwise required by the terms of this Lease, the Trustee or Debtor-In-Possession shall also pay in advance on the date minimum rent is payable 1/12th of the Tenant’s annual obligations under this Lease for maintenance, common area charges, real estate taxes, merchants’ association dues, insurance and similar charges.

(c) From and after the date of the assumption of this Lease, the Trustee or Debtor-In-Possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder, plus the highest amount of the annual percentage rent paid by Tenant to Landlord within the five (5) year period prior to the date of Tenant’s Petition under the Bankruptcy Code, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable.

(d) The obligations imposed upon the Trustee or Debtor-In-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

(4) The assumption of the Lease will not:

(a) Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Shopping Center; or

(b) Disrupt, in Landlord’s judgment, the tenant mix of the Shopping Center or any other attempt by Landlord to provide a specific variety of retail stores in the Shopping Center which, in Landlord’s judgment, would be most beneficial to all of the tenants of the Shopping Center and would enhance the image, reputation, and profitability of the Shopping Center.

(b) For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum “adequate assurance” shall mean:

(1) The Trustee or the Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the leased premises properly staffed with sufficient employees to conduct a fully-operational, actively promoted business on the leased premises; and

(2) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of the Tenant, Trustee or Debtor-In-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-In-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

SECTION 16.03. LANDLORD’S OPTION TO TERMINATE UPON SUBSEQUENT BANKRUPTCY PROCEEDINGS OF TENANT. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Section 16.02 hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

SECTION 16.04. CONDITIONS TO THE ASSIGNMENT OF THE LEASE IN BANKRUPTCY PROCEEDINGS. If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the terms and provisions of Paragraphs 16.01 or 16.02 herein, for the purpose of assigning (or elects to assign) the Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section 16.04 of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, the leased premises are located within a shopping center for purposes of Section 365(b)(3) of the Bankruptcy Code, and at a minimum “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

(a) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant’s obligations under this Lease;

(b) The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness;

(c) The assignee has submitted in writing evidence, satisfactory to Landlord, of substantial retailing experience in shopping centers of comparable size to the Shopping Center and in the sale of services permitted under this Lease;

(d)  The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment; and

(e) That the intended use does not violate Section 6.01 of this Lease.

SECTION 16.05. USE AND OCCUPANCY CHARGES. In the event that an order or orders for relief are filed for Tenant, either voluntarily or involuntarily, under Chapters 7, 11 or 13 of the U.S. Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), Tenant, as a debtor-in-possession, or the trustee of the Tenant’s bankruptcy estate shall be required to pay as an administrative expense prorated rent and all other charges allowed under this Lease for the portion of the month that is postpetition where rent and all Lease charges for the month of filing were due on the first day of the month.

When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the leased premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, common area charges, real estate taxes, merchants’ association dues, insurance and similar charges. If this Lease is rejected or otherwise terminated under Section 365 of the U.S. Bankruptcy Code or under a confirmed plan of reorganization or plan of liquidation, the charges under Section 22.01 of this Lease shall be given administrative priority status under Sections 365(d)(3) and 503 of the U.S. Bankruptcy Code.

SECTION 16.06. TENANT’S INTEREST NOT TRANSFERABLE BY VIRTUE OF STATE INSOLVENCY LAW WITHOUT LANDLORD’S CONSENT. Neither Tenant’s interest in the lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant (hereinafter referred to as the “state law”) unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

SECTION 16.07. LANDLORD’S OPTION TO TERMINATE UPON INSOLVENCY OF TENANT OR GUARANTOR UNDER STATE INSOLVENCY LAW OR UPON INSOLVENCY OF GUARANTOR UNDER FEDERAL BANKRUPTCY ACT.  ~~In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter referred to as the “guarantor”) shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant or the guarantor shall be appointed under state law by reason of Tenant’s or the guarantor’s insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant’s or the guarantor’s property for the benefit of creditors under state law; then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election so terminate within thirty (30) days after the occurrence of such event.~~

ARTICLE XVII. DEFAULT OF THE TENANT

SECTION 17.01. RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental or other charges due hereunder within ten (10) days after written notice of non-payment from Landlord (however, in no event shall Landlord be required to provide written notice more than twice during any twelve (12) month period), or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall fail to move into the leased premises and to commence the conduct of its business on the commencement date of the term hereof, or if Tenant shall abandon said leased premises, or permit this Lease to be taken under any writ of execution, then the Landlord, besides other rights or remedies it may have, shall have the right by three (3) days notice to declare this Lease terminated and the term ended (in which event, upon expiration of such three (3) day period, this Lease and the term hereof shall expire, cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the term and Tenant shall vacate and surrender the leased premises but shall remain liable as hereafter provided) and Landlord shall have the right to bring a special proceeding to recover possession from the Tenant holding over and/or Landlord may, in any of such events, without notice, re-enter the leased premises either by force or otherwise, and dispossess by summary proceedings or otherwise, Tenant and the legal representative of Tenant or other occupant of leased premises and remove their effects and hold the leased premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter to institute legal proceedings to that end. In the event of re-entry by Landlord, Landlord may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

SECTION 17.02. RIGHT TO RELET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the leased premises, and relet said leased premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and sums shall be more, Tenant shall have no right to the excess. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said leased premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. The failure or refusal of Landlord to relet the leased premises shall not affect Tenant’s liability. The terms “entry” and “re-entry” are not limited to their technical meanings.

SECTION 17.03. LEGAL EXPENSES. In case suit shall be brought for recovery of possession of the premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, the losing party in such litigation shall pay the prevailing party all expenses incurred therefor, including reasonable attorney fees. Any and all references to the payment of attorneys' fees and disbursements herein shall include those incurred in all trial and appellate levels, as well as those incurred in any bankruptcy proceedings.

SECTION 17.04. WAIVER OF COUNTERCLAIMS AND TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage), on any matters whatsoever, arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said leased premises, and any emergency statutory or any other statutory remedy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action which includes a claim for possession based on termination or holdover.

SECTION 17.05. WAIVER OF RIGHT OF REDEMPTION. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of leased premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

ARTICLE XVIII. ADVERTISING AND MERCHANTS’ ASSOCIATION

SECTION 18.01. CHANGE OF NAME, ADVERTISING. Tenant agrees (a) to operate its business in the leased premises under the name set forth in Item 11 of Exhibit “F” so long as the same shall not be held to be in violation of any applicable law, and (b) not to change the advertised name or character of the business operated in the leased premises without the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and (c) to refer to the Shopping Center only by the exact Shopping Center name designating the location of the leased premises in all newspaper and other advertising and in all other references to the location of the leased premises. Tenant shall not use or employ any name other than the precise Shopping Center name when referring to the Shopping Center or the location thereof in any advertisement. Landlord reserves the right to change the name of the Shopping Center at any time and without any liability to Tenant.

SECTION 18.02. MERCHANTS’ ASSOCIATION. ~~(a) Tenant shall become a member of the Merchants Association upon formation thereof (if formed) and will maintain such membership in good standing and will abide by the regulations and cooperate in the activities of such Association throughout the term of the Lease and any extensions or renewals thereof. The association shall be governed by a Board of Directors numbering not less than three nor more than five, which directors shall be elected from among the members, except that not less than one member of the Board of Directors shall be appointed by the Landlord. The purpose of the Merchants Association shall be to encourage its members to deal fairly and courteously with their customers, to follow ethical business practices, and to assist the business of its members by sales promotions and centerwide advertising. If Landlord shall elect to provide promotional services and personnel to formulate and effect an advertising, promotional and public relations program for the Shopping Center, Landlord shall be reimbursed each lease year by the Merchants’ Association for the costs thereof. Any promotional services and personnel so provided shall be under the exclusive control and supervision of Landlord who shall have the sole authority to employ and discharge such personnel. Tenant agrees to pay minimum dues to the Merchants’ Association in equal monthly installments, in an amount equal to the greater of $500.00 or $1.00 per square foot of the floor area of the leased premises per year, subject, however, to annual adjustments, approved by the Board of Directors of the Association increasing said dues to the extent required by increases in the costs of promotional, public relations and advertising services. In any event the continuing monthly contributions to the Merchants Association will be adjusted annually as of July 1 of each year during the term of this Lease by a percentage equal to the percentage increase or decrease from the base period of the “All Items Component of The Revised Consumer Price Index - City of Detroit Average For Urban Wage Earners and Clerical Workers - (1967 = 100)”, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, (but in no event shall Tenant pay less than the minimum dues specified above). For the purpose of this Lease, the term “base period” shall refer to the date which said Index is published which is closest to the index published for the month of January coinciding with or next preceding the date of execution of this Lease. In the event such Index is discontinued, comparable statistics on the purchasing power of the consumer dollar, as published at the time of said discontinuance by a responsible financial authority, shall be used for making such computation. Landlord agrees to pay to the Merchants’ Association an amount equal to one quarter of the aggregate dues paid by all other members of the association. Tenant also agrees to pay to the Merchants’ Association an initial assessment, or grand opening assessment, within ten (10) days after demand therefor, in addition to the foregoing dues, in an amount equal to the greater of $500.00 or $1.00 per square foot of the floor area of the leased premises. Nothing in the By-Laws or regulations of the said Association shall be in conflict with the provisions of this Lease, including, without limiting the generality of the foregoing, any reasonable rules and regulations adopted pursuant to the provisions of Article XX hereof, or in any wise shall affect the right of Landlord. The provisions of this Section shall be deemed to be covenants for the benefit of the Landlord and said Association and shall be enforceable by each of them~~.

~~(b) The Merchants’ Association shall refer to the Shopping Center only by the exact Shopping Center name in all newspaper and other advertising and in all other references to the Shopping Center or the location thereof and shall not use or employ any name other than the precise Shopping Center name when referring to the Shopping Center or the location thereof in any advertisement. Landlord reserves the right to change the name of the Shopping Center at any time and without liability to the Merchants’ Association or any member thereof.~~

~~(c)  Landlord shall have the right to provide services of equivalent value for all or any portion of any amounts payable by it under this Article XVIII.~~

~~(d) At any time during the term of this Lease, Landlord shall have the right to disband the Merchants’ Association by written notice to each tenant. In lieu of the Merchants’ Association, Landlord shall have the right to establish an Advertising And Promotional Program (hereinafter referred to as the “Program”) to furnish and maintain advertising and sales promotions, which, in Landlord’s sole judgement, will benefit the Shopping Center from time to time. The promotion director, staff and any consultants hired by Landlord to direct and perform the activities of the Program shall be under the exclusive control and supervision of Landlord, but such director, staff and consultants shall be paid with the Program’s funds. Landlord shall appoint a committee composed of a representative of Landlord and a representative from each of four (4) tenants occupying premises in the Shopping Center, to review the advertising and other promotional activities provided by the Program. Nothing herein contained shall obligate or require Landlord to expend more for the cost of the Program activities during any lease year than Landlord collects during such period from its tenants in the form of Promotional Charges. During each calendar year, Tenant shall pay to Landlord as a Promotional Charge, in monthly installments in advance, an amount equal to the then current Merchants’ Association Dues payable by Tenant upon the date of Landlord’s notice establishing the Program, which amount shall be subject to the same adjustments as set forth in this Lease with respect to Merchants’ Association Dues.~~

SECTION 18.03. SOLICITATION OF BUSINESS. Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in the parking area or in other common areas.

ARTICLE XIX. TENANT’S PROPERTY

SECTION 19.01. TAXES ON TENANT’S PROPERTY. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by the Tenant.

SECTION 19.02. LOSS AND DAMAGE. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part, or for any loss or damage resulting to the Tenant or its property from roof or wall leaks or bursting, stoppage or leaking of water, gas, sewer or steam pipes, or for any damage or loss of property within the leased premises from any other cause whatsoever unless such other cause is due to the sole negligence or wilful misconduct of Landlord, its agents, servants or employees.

SECTION 19.03. NOTICE BY TENANT. Tenant shall give immediate notice to Landlord in case of fire or accidents in the leased premises or in the building of which the leased premises are a part or of defects therein or in any fixtures or equipment.

ARTICLE XX. RULES AND REGULATIONS

SECTION 20.01. RULES AND REGULATIONS. Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants.

ARTICLE XXI. QUIET ENJOYMENT

SECTION 21.01. LANDLORD’S COVENANT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

ARTICLE XXII. HOLDING OVER, SUCCESSORS

SECTION 22.01. VACATION OF LEASED PREMISES. Upon the expiration or (if applicable) the earlier termination of this Lease, Tenant shall surrender to Landlord the leased premises, broom clean, and all of Tenant’s alterations, additions, improvements and fixtures (excluding moveable trade fixtures) in good order and condition. Tenant shall remove all of its vault (if installed by Tenant), trade fixtures and other authorized removable personal property and perform all restoration made necessary by such removal within such date of expiration or termination, whichever shall apply. All such property which is not so removed within such period shall be deemed to have been abandoned by Tenant, may be retained by Landlord as its property or removed and disposed of in such manner as Landlord may see fit without liability or obligation to Tenant. Tenant shall be liable to Landlord for any and all costs and expenses incurred in connection with any such removal or disposal, including court costs, attorney fees and storage charges for such property. If Tenant fails to surrender the leased premises to Landlord on the expiration or earlier termination of this Lease, Tenant shall fully indemnify and hold Landlord harmless from all losses and damages resulting from Tenant’s failure to surrender the leased premises, including, without limitation, relative to claims made by a succeeding tenant resulting there from.

SECTION 22.02. HOLDING OVER. In the event Tenant shall continue to occupy all or any part of the leased premises after the expiration of the term of this Lease, or any renewals or extensions thereof, such holding over shall be deemed to constitute a tenancy from month to month, upon the same conditions and terms as herein provided except for minimum rent which shall be one hundred fifty (150%) percent of the fixed minimum rent effective during the final lease year of the term hereof; provided, however, if the fixed minimum annual rent during said term or any renewals or extensions thereof is at varying annual rates, the minimum rent during such holding over shall be at one hundred fifty (150%) percent of the highest annual rate of minimum rent paid during said term and any renewals or extensions thereof and Tenant shall be required to pay all Additional Rent as set forth in this Lease.

SECTION 22.03. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, personal representatives, administrators and successors, of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

ARTICLE XXIII. OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

SECTION 23.01. OFF-SET STATEMENT. Tenant agrees within ten (10) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement, in writing, certifying to the extent same are true (and if not the basis for failing to certify same) (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance, (e) whether the Lease has been modified and, if so, identifying the modifications, and (f) that there be no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable.

SECTION 23.02. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the leased premises, Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

SECTION 23.03. SUBORDINATION. Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon said leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease and all of Tenant’s rights hereunder in the event of foreclosure if Tenant is not in default beyond any applicable cure period. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees, that upon the request of Landlord, any mortgagee or any trustee, it shall execute whatever instruments may be required to carry out the intent of this Section.

SECTION 23.04. REMEDIES. Failure of the Tenant to execute any statement or instruments necessary or desirable to effectuate the foregoing provisions of this Article within twenty (20) days upon written request so to do by Landlord, shall constitute a breach of this Lease and the Landlord shall have the right by not less than twenty (20) days notice to Tenant to declare this Lease terminated and the term ended, in which event, this Lease shall cease and terminate on the date specified in such notice with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as provided in this Lease.

ARTICLE XXIV. WASTE

SECTION 24.01. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the leased premises, and Tenant shall not place a load upon any floor of the leased premises which exceeds the floor load per square foot area which such floor was designed to carry. Tenant shall not commit or suffer to be committed any nuisance or other act or thing which may disturb the quiet enjoyment of any other occupant or tenant of Shopping Center. Tenant shall not use or permit to be used any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the leased premises. Tenant agrees that business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to the building or buildings comprising Shopping Center or to the leased premises to such a degree as to be reasonably objectionable to Landlord or to any occupants or tenants in Shopping Center shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such vibrations or noise.

ARTICLE XXV. SECURITY PROVISION

SECTION 25.01. SECURITY. The security deposit specified in Item 12 of Exhibit “F”, if paid by Tenant to Landlord, shall be retained by Landlord as security for the faithful performance of all covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant’s failure to perform the said covenants, conditions and agreements; but the Landlord may so apply the security, at its option; and the Landlord’s right to bring a special proceeding to recover or otherwise to obtain possession of the leased premises before or after Landlord’s declaration of the termination of this Lease for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant’s breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant without interest except as provided by law when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the leased premises and delivered possession to the Landlord. In the event that the Landlord repossesses itself of the leased premises whether by special proceeding or re-entry or otherwise because of the Tenant’s default or because of the Tenant’s failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant’s default or breach. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, such security deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance if any, of such security deposit may be retained by Landlord in partial liquidation of Landlord’s damages. The Landlord shall not be obligated to keep the said security as a separate fund but may commingle the said security within its own funds.

ARTICLE XXVI. MISCELLANEOUS

SECTION 26.01. ADDITION OF A MAJOR STORE.  ~~If at any time during the term of this Lease the Shopping Center is expanded by the addition of a Major Store, or if existing space in the Shopping Center is leased to a Major Store Tenant agrees that the fixed minimum annual rent effective for the leased premises at the time of opening such Major Store shall automatically be increased by the sum of Two Dollars ($2.00) per square foot of the leased premises from and after the date such Major Store first opens for business.~~

SECTION 26.02. WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

SECTION 26.03. ENTIRE AGREEMENT. This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. If such alteration, amendment, change or addition, including any review by Landlord of assignment of Tenant’s interest herein, is at the request of Tenant, then Tenant agrees to reimburse Landlord for all attorney fees and expenses incurred by Landlord in connection therewith, not to exceed the sum of Five Hundred Dollars ($500.00), payable upon the execution by Tenant of the documents prepared for such purpose.

SECTION 26.04. INTERPRETATION AND USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

SECTION 26.05. DELAYS. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a similar or dissimilar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 26.05 shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

SECTION 26.06. NOTICES. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be sent by United States, certified mail, return receipt requested, postage prepaid and shall be addressed (a) if to Landlord, at Landlord’s address set forth in Item 2 of Exhibit “F” or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at Tenant’s address set forth in Item 3 of Exhibit “F” or at such other address as Tenant shall designate by written notice.

SECTION 26.07. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 26.08. BROKER’S COMMISSION. Except for Schostak Brothers & Co, Inc. and Cumberland Real Estate Advisors, LLC (“Brokers”) (which Landlord shall be solely responsible for all commissions) Tenant represents and warrants unto the Landlord that there are no other claims for brokerage commissions or finder’s fees in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith other than the Brokers); such agreement to survive the termination of this Lease.

SECTION 26.09. RECORDING. Tenant shall not record this Lease without the written consent of Landlord; however, at Landlord’s request, Tenant shall join in the execution of a memorandum or so-called “short form” of this Lease for the purposes of recordation by Landlord. Said memorandum or short form of this Lease shall describe the parties, the leased premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference.

SECTION 26.10. FURNISHING OF FINANCIAL STATEMENT. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, financial statements reflecting Tenant’s current financial condition.

SECTION 26.11. LANDLORD’S USE OF COMMON AREAS. Landlord reserves the right, from time to time, to utilize portions of the common areas for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of kiosks, or such other uses which in Landlord’s judgment tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the parking lot for advertising purposes.

SECTION 26.12. TRANSFER OF LANDLORD’S INTEREST. In the event of any transfer or transfers of Landlord’s interest in the leased premises including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or Lease shall be delivered to Tenant as required by law. Upon the termination of any such Lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage to which this Lease is or may be subordinate shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

SECTION 26.13. FLOOR AREA. As used in this Lease “Floor Area” means, with respect to the leased premises and with respect to each store area separately leased, the number of square feet of floor space on all floor levels in the leased premises, including any mezzanine space, measured from the exterior faces of exterior walls, store fronts, corridors and service areas, and the center line of party walls. No deduction or exclusion from floor area shall be made by reason of columns, stairs, elevators, escalators, shafts, or other interior construction or equipment.

SECTION 26.14. LATE CHARGES. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of one and one half percent (1½%) per month from the date due, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure default of Tenant under this Lease. The parties hereby agree that they shall in no event be deemed to have contracted for a greater rate of interest than the maximum rate permissible under the laws of the State in which the Shopping Center is located. Shall a greater amount be collected, it shall be construed as a mutual mistake of the parties and the excess, if any, shall be applied to any payments then due or thereafter coming due.

SECTION 26.15. LIABILITY OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center Site and out of rents or other income from such property receivable by Landlord, and neither Landlord nor any of the co-partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

SECTION 26.16. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 26.17. EXECUTION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the leased premises, and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

SECTION 26.18. LAWS OF THE STATE OF MICHIGAN. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

SECTION 26.19. NO ASSURANCE OF OTHER TENANTS. No representation, warranty or covenant has been made by Landlord as to who the other tenants or occupants of space in the Shopping Center may be or will be, or as to the continued tenancy or occupancy by any tenants or occupants of space in the Shopping Center.

IN WITNESS WHEREOF, the respective parties hereto have executed this Lease as of the day and year first above written.

BLOOMFIELD PLAZA

By:

Its:

BIRMINGHAM BLOOMFIELD BANCORP, INC.,
a Michigan corporation

By:
Robert Farr
Its: CEO/Chairman

ACKNOWLEDGMENT OF LANDLORD

STATE OF MICHIGAN )
) ss:
COUNTY OF )

The foregoing lease was acknowledged before me this __________ day of _____________________, 2005, by __________________________, the ____________________________ of Bloomfield Plaza.

Notary Public, ___________ County, Michigan
Acting in ____________________ County
My Commission Expires:

ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF MICHIGAN )
) ss:
COUNTY OF )

The foregoing lease was acknowledged before me this __________ day of ___________________, 2005, by Robert Farr, the CEO/Chairman of Birmingham Bloomfield Bancorp, Inc., a Michigan corporation, on behalf of the corporation.

Notary Public, ___________ County, Michigan
Acting in ____________________ County
My Commission Expires:

RULES AND REGULATIONS

Tenant agrees as follows:

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Landlord.

(2) The delivery or shipping of supplies and fixtures to and from the leased premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the leased premises or Shopping Center.

(3) All garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed outside of the leased premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up of refuse and garbage, Tenant shall use same at Tenant’s cost. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

(4) No radio or television or other similar device shall be installed without first obtaining, in each instance, Landlord’s consent in writing. No aerial shall be erected on the roof or exterior walls of the leased premises, or on the grounds, without, in each instance, the written consent of Landlord. Any aerial or such equipment so installed without such written consent shall be subject to removal without notice at any time.

(5) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the leased premises without the prior written consent of Landlord.

(6) If the leased premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the leased premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

(7) The outside areas immediately adjoining the leased premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstructions in such areas.

(8) Tenant and Tenant’s employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant’s car or cars, and cars of Tenant’s employees, within five (5) days after taking possession of the leased premises and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in the designated parking areas as aforesaid, then Landlord, at its option, may charge Tenant Twenty-Five Dollars ($25.00) per day per car parked in any area other than those designated, as and for liquidated damages.

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(9) The plumbing facilities shall not be used for any other purpose than that for which they are constructed. and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

(10) Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

(11) Tenant shall not burn any trash or garbage of any kind in or about the leased premises or Shopping Center, or within one mile of the outside property lines of the Shopping Center.

(12) Tenant shall not advertise, conduct any business upon or in any way obstruct entrances, corridors, halls or stairways in the leased premises or any sidewalk, vestibule or any other part of the Common Area in the Shopping Center. In no event shall Tenant permit any objects to be placed on or thrown or dropped from any ledges or other exterior portion of the leased premises.

(13) Tenant shall not use any space in the leased premises for living quarters, whether temporary or permanent.

(14) Tenant shall not keep on the leased premises inflammables, such as gasoline, kerosene, naptha and benzine, or explosives, or any other articles of an intrinsically dangerous nature.

(15) Landlord shall furnish Tenant with keys for locks on the doors to the leased premises. Tenant shall return to Landlord the door keys for the leased premises at the end of the lease term.

(16) Tenant shall have full responsibility for protecting the leased premises and the property located therein from theft and robbery, and shall keep all doors, windows and transoms securely fastened when not in use.

(17) Tenant shall be responsible for the observance of these Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

(18) The foregoing Rules and Regulations and any changes or amendments hereinafter promulgated are a part of the lease between Landlord and Tenant.

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EXHIBIT “A”
Site Plan

℄ MAPLE ROAD 120 FT. WD.
N
E
S
W
EXISTING SIDEWALK
GREENBELT - SEE LANDSCAPE PLAN
10 SP. @ 9.0' = 90' 0"
7 SP. @ 9.0' = 63.0'
24'-0"
70'-0"
30'-0"
Reserved Parking
FIRST FLOOR AREA - 2015 SQ. FT.
COVERED WALKWAY
Adjacent Building
210'-0"
EXISTING GREENBELT
EXISTING LOOP DRIVE
LAWN AREA - SEE LANDSCAPE PLAN

EXHIBIT “B”
Legal Description of Shopping Center

PART OF THE NORTHEAST 1/4 OF SECTION 32, T. 2 N., R. 10 E., BLOOMFIELD TOWNSHIP, OAKLAND COUNTY, MICHIGAN, DESCRIBED AS BEGINNING AT A POINT DISTANT S. 89° 38’ 30” W., 104.50 FEET ALONG THE NORTH LINE OF SECTION 32, SAID LINE ALSO BEING THE CENTERLINE OF MAPLE ROAD (50 FEET WIDE 1/2 WIDTH) AND (S. 00° 09’ 00” W.) RECORD S. 00° 14’ 50” W. MEASURED 50.00 FEET FROM THE NORTHEAST CORNER OF SECTION 32; THENCE FROM SAID POINT OF BEGINNING (S. 00° 09’ 00” W.) RECORD S. 00° 14’ 50” W. MEASURED 1,010.00 FEET ALONG THE WEST RIGHT-OF-WAY LINE OF TELEGRAPH ROAD (150.00 FEET WIDE); THENCE S. 89° 38’ 30” W., 700.00 FEET ALONG A LINE PARALLEL WITH THE SOUTH LINE OF MAPLE ROAD ALSO BEING THE NORTH LINE OF “BIRMINGHAM FARMS” SUBDIVISION RECORDED IN LIBER 90 PAGES 29 THROUGH 31 INCLUSIVE OAKLAND COUNTY RECORDS; THENCE (N. 00° 09’ 00” E.) RECORD N. 00° 14’ 50” E., MEASURED 1,010.00 FEET ALONG A LINE PARALLEL TO THE WEST LINE OF TELEGRAPH ROAD ALSO BEING THE EAST LINE OF “BIRMINGHAM FARMS SUBDIVISION NO. 2” RECORDED IN LIBER 98 PAGES 15 THROUGH 17 INCLUSIVE OAKLAND COUNTY RECORDS; THENCE ALONG THE SOUTH RIGHT-OF-WAY LINE OF MAPLE ROAD N. 89° 38’ 30” E., 700.00 FEET TO THE POINT OF BEGINNING CONTAINING 16.23 ACRES OF LAND BEING SUBJECT TO EASEMENTS AND RESTRICTIONS OF RECORD.

BLOOMFIELD PLAZA

EXHIBIT "C" - LANDLORD'S WORK

Attached to and made a part of the Lease between the party designated as Landlord and the party designated as Tenant, covering leased premises in Bloomfield Plaza.

ARTICLE I GENERAL:

1.01 Notwithstanding anything contained in this Exhibit "C", and any other Lease Exhibits, Tenant, at the time of Lease execution, acknowledges that the leased premises have been improved and occupied by a previous tenant and accepts same in its "As-Is", "Where-Is" condition.

1.02 Calculations for the area of Tenant's leased premises shall be computed to:

1. Tenant's storefront lease line.

2. Center line of party wall separating the leased premises from other premises, and

3. The exterior face of the party wall adjacent to a service corridor/service area, or to the exterior face of an exterior building wall.

1.03 Landlord shall have the right to locate both vertically and horizontally utility lines, air ducts, conduits, flues, duct shafts, refrigerant lines, drains, sprinkler mains and valves, and such other facilities, within Tenant's leased premises, as deemed necessary by code requirements. Landlord's right to locate facilities within the leased premises shall also include the facilities required by other tenants subject to Article I of the Lease. These shall be located so as to cause a minimum amount of interference with Tenant's use of the leased premises. Landlord shall also have the right to locate mechanical and other equipment on the roof over Tenant's leased premises.

1.04 The provisions of this Exhibit "C" are subordinate and subject to the rights reserved and retained by the Landlord pursuant to the provisions of Tenant's Lease. In the event of a conflict or ambiguity between Exhibit "C: and the Lease, the Lease shall govern.

ARTICLE II CONSTRUCTION BY LANDLORD:

2.01 Landlord has constructed the building in which the leased premises is to be located on the Shopping Center Site, and no further construction work is required by Landlord. Landlord is not required to perform any construction work whatsoever for or within the Tenant's leased premises.

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02/16/05

BLOOMFIELD PLAZA

EXHIBIT "D" - TENANT'S WORK

Attached to and made a part of the Lease by and between the party designated as the Landlord, and the party designated as the Tenant, covering leased premise in Bloomfield Plaza, more specifically, Exhibit "A".

ARTICLE I CONSTRUCTION BY TENANT: Should Tenant's Work exceed that work described in Section of this Exhibit "D" and/or subsequent remodeling activities, this Article I then applies.

1.01 All work required to complete and place the leased premises in a finished condition for opening of business including the scope of work described in Section 1.12 of this Exhibit "D" (except for the work to be done by the Landlord described in Exhibit "C") shall be performed by the Tenant at Tenant's sole cost and expense **subject to reimbursement in the amount of the Allowance provided in the Lease,** with all due diligence, which work is defined as "Tenant's Work".

1.02 Jurisdiction and Codes:

All design and construction shall comply with all applicable statutes, ordinances, regulations, laws and codes.

Where conflicts exist between building codes, utility regulations, statutes, ordinances, other regulatory requirements and Landlord's requirements, the more stringent of the requirements shall govern.

All permits, licenses and approvals shall be obtained prior to the commencement of construction and shall be posed in a prominent place within the leased premises.

1.03 Landlord's written approval shall be obtained by Tenant and/or Tenant's Contractor prior to the undertaking of any construction work which substantially deviates from Tenant's construction drawings and specifications, as approved by Landlord or the undertaking of any modifications whatsoever to Landlord's building shell and/or utilities and other work not explicitly shown on said construction drawings and specifications. Landlord's review and approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, or complying with the applicable governmental regulations and Tenant shall be solely responsible therefor.

1.04 Tenant shall inspect, verify and coordinate all field conditions pertaining to the leased premises from time to time prior to the start of its store design work, through its construction, including its fixturing and merchandising. Any adjustments to the work arising from field conditions not apparent on Tenant's drawings and other building documents shall require the prior written approval of Landlord.

1.05 All contractors engaged by Tenant shall be bondable, licensed (as required) contractors, possessing good labor relations with other contractors performing work in the Bloomfield Plaza, capable of performing quality workmanship and working in labor harmony with other contractors at the site. In the event Tenant's contractor willfully violates the requirements of Tenant's Lease, Landlord shall have the right to order Tenant's Contractor to remove himself, his equipment, and his employees from Landlord's shopping center.

D-1

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1.06 Roof and the related structural framing have not been designed for any additional imposed loads. Any structural changes to compensate for additional loading where required by Tenant's design is to be designed by Tenant's architect or structural engineer and built by Tenant's contractor all at Tenant's expense.

1.07 Loading imposed on the floor slab by any of Tenant's work on a temporary or permanent basis shall not exceed allowable live loads of 100 lbs. per sq. ft.

1.08 Tenant shall use only new, first-class materials in the completion of Tenant's Work. All work and equipment shall be warranted for a minimum of one (1) year from Tenant store opening and comply to all local codes.

1.09 Rough lumber, plywood, blocking, etc., is to be pressure treated, fire retardant wood with U.L. labeling. All finish wood and interior materials shall have a flame spread and smoke contributing application that meets all state and local codes.

1.10 No asbestos, P.C.B. or other hazardous containing materials or equipment are to be installed by Tenant or its subcontractors. Tenant shall not cause or permit the use, generation, storage, or disposal in, on or about the leased premises or the Building of any substance, materials or wastes subject to regulation under any Federal, state or local laws or regulations from time to time in effect concerning hazardous, toxic or radioactive materials unless Tenant shall receive Landlord's prior written consent, which Landlord may withhold, or any time revoke, in its sole and absolute discretion.

1.11 Landlord, at Landlord's option, may perform work for Tenant if requested by Tenant and Tenant agrees to pay to Landlord "Actual Costs" of such work plus a 10% Administration fee upon the total of said costs. The payment for the cost of all work shall become due and payable in full within thirty (30) days after Tenant has been invoiced by Landlord. Any amount owed Landlord by Tenant which is not paid within thirty (30) days of receipt of invoice shall bear interest at the rate of two percent (2%) per annum in excess of the then current "Prime Rate" as may have been paid by Landlord in funds borrowed for the purposes of construction of such improvement, and will be due and payable by Tenant to Landlord as additional rent.

1.12 Improvements: Tenant is required to perform demolition and complete remodel for or within Tenant's leased premises. Landlord has no work to perform for or within space.

1.13 Procedures and Schedules for the Completion of Plans and Specifications:

1. All prints, drawing information and other material to be furnished by Tenant as required hereinafter shall be addressed to:

BLOOMFIELD PLAZA
c/o Schostak Brothers & Company, Inc.
Suite 750, Maccabees Center
25800 Northwestern Highway
Southfield, MI 48075
Attn: Robert E. Zschering

D-2

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2. All construction drawings to be submitted by the Tenant shall be prepared by an architect duly licensed under all applicable laws of the State of Michigan and shall be certified by such Architect as having been prepared by him.

3. Landlord's approval or inspection of any Tenant's plans, shop drawings, etc., so submitted is made for identification purposes only and neither the Landlord, nor its agents, servants, or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions or non-complying features contained in any or all of Tenant's preliminary plans or final plans, or Landlord's comments in respect to same.

4. Landlord shall have the right to require all work which does not comply with Tenant's plans and specifications to be corrected.

5. Tenant shall pay all fees of its own Architect.

6. Store Design Drawings:

Within **sixty (60)** days from the execution of the Lease Agreement, Tenant shall submit to Landlord one (1) set of reproducible prints and one (1) set of blueline prints of Store Design Drawings, showing intended design, character and finishes of the leased premises. Such package shall include separate drawings for exterior storefront sign. Should Tenant's storefront design be an extension of an established store prototype, it is recommended that Tenant include photographs of the most recently completed store for review. Said drawings shall include, but not be limited to the following:

a. **Layout of the Space**: Fixture locations, both permanent and movable.

b. Architectural Design of the Space: Including floor plans, reflected ceiling plans, storefront rendering (or elevations), interior elevations and sections.

c. Structural: Any alterations, additions or modifications to Landlord's structural system required to accommodate Tenant's work, all of which must be designed by a licensed structural engineer at Tenant's expense.

d. Material/Color Sample Board: Material/color sample board including all finishes (paint, wallcoverings, carpet, tile, etc.) and mounted on 8" x 10" boards with key to Store Design Drawings. Any finish not submitted for approval may be selected by Landlord. Material/color sample board will not be returned to Tenant.

7. Store Construction Drawings:

Within **sixty (60)** days after Landlord's approval of the Store Design Drawings, the Tenant shall submit to the Landlord one (1) set of reproducible prints and one (1) set of blueprints, complete and finished detailed construction plans and specifications (the "Final Plans") prepared in conformity with those preliminary plans which have heretofore received the Landlord's approval, one of which counterparts of such final plans will have been signed by Tenant to evidence Tenant's approval thereof.

Construction drawings shall include the following information to the extent applicable:

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7.1 Architectural

1. Key plan showing location of the leased premises.

2. Floor plan including all interior partitions and dimensions, at a minimum scale of 1/8" scale.

3. Overall interior sections at a minimum 1/8" scale.

4. Reflected ceiling plan, including sprinkler head layout, at a minimum 1/8" scale.

5. Storefront elevation, including Landlord neutral piers and tenant sign at a minimum 1/4" scale.

6. Interior elevations at a minimum 1/8" scale.

7. Full sections of types of partitions used at a minimum 1/2" scale.

8. Details of special conditions encountered at a minimum 1-1/2" scale.

9. Details and sections through tenants storefront at a minimum 1-1/2" scale.

10. Door schedule with jamb details at a minimum 1-1/2" scale.

11. Details, Catalog cut sheets and finishes for fixtures.

12. Finish and color schedule.

7.2 Mechanical

1. Floor plan at a minimum 1/8" scale showing air-conditioning unit and ductwork.

2. Reflected ceiling plan, including diffuses and return air grilles.

3. Schedule of air-conditioning unit(s) and exhaust fan(s).

4. Information on gas piping sizes and installation locations.

5. HVAC control wiring diagrams.

6. Fixture and equipment cut sheets and warranties.

7. Heat loss/gain calculations (indicate on Mechanical Data Tabulation form).

7.3 Electrical

1. Floor plan at a minimum 1/8" scale, including branch circuiting and all equipment locations.

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2. Electrical riser diagram.

3. Panelboard schedules.

4. Lighting fixture schedule.

5. Electrical load breakdown.

7.4 Plumbing

1. Floor Plan at a minimum 1/8" scale indicating:

Water piping
Sanitary
Plumbing vent piping
Water heater
Drinking fountain (optional)
Water closet
Lavatory
Floor drain

2. Plumbing piping diagram.

3. Plumbing fixture schedule.

4. Water heater detail.

5. Hair interceptor and/or grease trap(s) where require by Landlord and/or applicable building codes and regulations.

7.5 Landlord's approval or inspection of any Tenant submittal is made for identification purposes only an neither the Landlord, nor its agents or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions or non-complying features contained in any or all of Tenant's submittals or Landlord's comments in respect to same.

8. Sign Drawings and Specifications:

Approval of Store Design Drawings or Construction Drawings does not constitute approval of any sign work. Within **sixty (60)** days from execution of the Lease Agreement, Tenant shall submit one (1) set of reproducible prints and one (1) set of blueline prints of the drawings and specifications, including samples of materials and colors, for all its proposed sign work. The drawings shall clearly show location of sign and storefront elevation drawings, graphics, color and construction and attachment details. Full information regarding electrical load requirements and brightness in foot lamberts is also to be included.

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1.14 Coordination and Administrative Services:

Tenant shall pay all fees of its own Architect, and shall pay to Landlord, for Coordination and Administrative Services, a fee based on the floor area of the leased premises in accordance with the following schedule:

Floor Area of leased premises	Applicable Amount
1 to 1,500 sq. ft.	500.00
1,501 to 6,000 sq. ft.	650.00
6,001 to 10,000 sq. ft.	750.00
10,001 sq. ft. and over	900.00

Tenant's payment of the foregoing fee shall be payment to Landlord in connection with Landlord's Architect's review of the various plans and specifications submitted by Tenant; however, Landlord shall not be in any way responsible or liable with respect to the accuracy, sufficiency, and feasibility of Tenant's plans, and Tenant shall be totally responsible for same.

1.15 Procedure and Schedules for the Construction of Tenant's leased premises by Tenant

1. When the Landlord is of the opinion that the Landlord's Work has been "Substantially Completed", the Landlord shall so notify the Tenant and deliver possession of the leased premises to Tenant for Commencement of Improvements by Tenant.

2. Upon Tenant receiving possession of the leased premises, Tenant shall be responsible for:

a. H.V.A.C. It shall be the responsibility of Tenant to pay for utility expense for heating and/or cooling during the installation of Tenant's Work.

b. Electrical/Water/Sewer/Gas: Tenant's permanent utility service shall be used to provide utility service for Tenant's Work. Meters shall be installed prior to Tenant's Work and the Tenant shall pay for all utilities used, if meters do not exist. If meters exist, Tenant shall arrange with the utility company(s) for a meter reading and the name and address to which utility bills are to be forwarded.

c. Trash Removal: During Tenant's Work, Tenant will provide and pay for trash removal service from staging or appropriate areas, as designed by Landlord. Under no circumstances shall Tenant or Tenant's contractors make any use of the compactors installed by Landlord for the disposal of trash or construction debris without written consent of the Landlord.

3. Public Safety: Tenant shall confine the construction work to within the leased premises and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. The requirements of "Occupational Safety and Health Administration" (OSHA) prepared by the Department of Labor will govern. If Tenant fails to comply with these requirements, Landlord will cause remedial action (at Tenant's cost) as deemed necessary by Landlord to protect the public.

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4. Tenant Damages to Construction: Tenant will be required to furnish the necessary ramps, coverings, etc. to protect Landlord's facilities and adjoining leased premises from damage. All repair of damage to Landlord's facilities and to adjoining leased premises will be at the cost of the Tenant causing the damage. Actual repair work will be accomplished by Landlord's contractor.

5. Roof penetrations, cuts, flashings and other related work are to be by Landlord's roofing contractor at Tenant's expense.

6. The following procedures must be followed by Tenant prior to the commencement of Tenant's Work within Tenant's leased premises:

a. Provide Landlord five (5) days notice prior to the start of construction.

b. Furnish one (1) set of Landlord approved Construction Drawings and specifications (as may be required) which shall remain on the job at all times during construction, including Sign Shop Drawings.

c. Submit a statement executed by the Tenant designating the name, address, and telephone number of Tenant's construction superintendent, general contractor and suppliers.

d. Submit a copy of all government permits (including, but not limited to building, mechanical, electrical and health), licenses, or authority necessary or convenient to permit or authorize the execution of Tenant's Work (as may be required).

e. Itemized statement indicating commencement date, final completion date, fixturing date and date Tenant anticipates opening for business.

f. Itemized statement of estimated construction cost, including architectural, engineering and contracting fees.

g. Tenant's Work shall be performed in a first class workmanlike manner and shall be in good and usable condition at the date of completion thereof. Tenant shall require any party performing any such work to guarantee the same to be free from any and all defects in workmanship and materials for one (1) year from the date of completion thereof.

h. Approvals: No approval by Landlord will be deemed valid unless the same shall be in writing signed by the Landlord, Landlord's Agent and/or Landlord's architect.

i. Submit evidence of insurance as called for herein. Tenant shall secure, pay for and maintain, or cause its Contractor(s) to secure, pay for and maintain, during the continuance of construction and fixturing work within Tenant's leased premises, all of the insurance policies required in the amounts set forth herein. Tenant shall not permit its Contractor(s) to commence any work until all required insurance has been obtained and Certificates of Insurance have been delivered to Landlord as set forth herein.

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All such insurance policies required under this Exhibit shall include BLOOMFIELD PLAZA and Schostak Brothers & Company, Inc. and anyone else designated by Landlord as an additional insured. Workmen's Compensation shall contain an endorsement waiving all rights of subrogation against BLOOMFIELD PLAZA, and BLOOMFIELD PLAZA'S Agent(s) and beneficiaries.

The insurance required under this Exhibit shall be in addition to any and all insurance required to be procured by Tenant pursuant to this Lease to which this Exhibit is attached.

Certificates of Insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Landlord.

1.16 Tenant's Work Insurance Requirements:

1. Contractor and its Subcontractors shall, with respect to the Work, maintain and pay for the following insurance coverages with minimum limits in the respective amounts indicated:

	TYPE	MINIMUM LIMIT
(a)	**Worker's Compensation** as required by Law.	Statutory
(b)	**Employer's Liability.** The required Worker's Compensation Insurance shall extend to cover employer's liability.	$500,000 Each Occurrence
(c)	**Commercial General Liability** including:	
	• **Products – Completed Operations Liability**	$ 2,000,000 Each Occurrence
	• **Premises – Operations**	$ 2,000,000 General Aggregate
	Coverage for the following hazards are to be included when the Work to be performed involves blasting or explosion; moving, shoring, underpinning, raising or demolition of any structure; grading of land; paving; excavating; drilling; borrowing; filling; pile driving; caisson work:	$ 2,000,000 Products-Completed Operations Aggreg $ 1,000,000 Personal & Advertising Injury
	• **Explosion & Collapse** • **Underground** • **Environmental Liability Insurance**	
(d)	**Commercial Automobile Liability** including Owned, Non-owned and hired vehicles	Combined Single Limit $ 1,000,000 Each Occurrence
(e)	**Umbrella Coverage**	$ 5,000,000

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Such insurance shall insure the General Contractor and/or Sub-Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from its operation from the Contract and whether such operations are performed by the General Contractor, Sub-Contractors or by any one directly or indirectly employed by any of them.

2. Tenant's Protective Liability Insurance: Tenant shall provide Owner's Protective Liability Insurance as will insure Tenant against any and all liability (or death resulting therefrom) and property damage liability of other or a combination thereof which may arise from work in the completion of leased premises, and other liability for damages which the General Contractor and/or Sub-Contractors are required to insure under any provisions herein. Said insurance shall be provided in minimum amounts as follows:

a. Property damage, each occurrence $500,000
b. Property damage, aggregate $1,000,000
c. Bodily injury, each occurrence $1,000,000
d. Bodily injury, each person $1,000,000

3. Tenant's Builders Risk Insurance:

Tenant shall provide a completed "All Physical Loss" Builders Risk insurance policy on the work to be performed for Tenant in the leased premises as it relates to the building within which the leased premises are located.

The policy shall include as insured Tenant, its Contractor and Sub-contractors, and Landlord, as their respective interest may appear within the leased premises and within 100 feet thereof. The amount of insurance to be provided shall be 100% replacement cost.

1.17 Construction Rules and Regulations

These construction rules and regulations are intended to insure the safety, protection and welfare of all persons associated with the development of Bloomfield Plaza. Failure to observe these rules and regulations may, at the discretion of Landlord, result in the job being stopped and Tenant's General Contractor or Subcontractor being permanently suspended from working at Bloomfield Plaza.

1.18 General Rules:

A. Tenant is responsible for any and all actions of its Contractor, his subcontractors and any employees, agents or representatives he may bring onto the shopping center site.

B. Tenant's Contractor is not permitted to post company name or logo anywhere on the project during any phase of the Tenant's construction.

C. All work shall be coordinated with the general project work. At no time shall Landlord's work or operation of the center be impeded by Tenant's contractor.

D. Any construction activity resulting in excessive noise which would be disruptive to the Shopping Center's activities must be accomplished during hours the Shopping Center is not open to the

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public. Landlord's Representative reserves the right to order an immediate halt to any excessively noisy work.

E. All delivery of construction materials shall be done through rear service door and/or corridors. For those Tenants not adjacent to service/exit corridor, all deliveries must be coordinated with Landlord's Representative. Tenant shall minimize disruption or interference of any ongoing operations. Tenant shall be liable for any damages incurred by the negligence of its contractor or agents and disruption of Shopping Center activities including parking lot entrance drives and service areas caused by Tenant's failure to coordinate with Landlord.

1.19 During Construction

A. Tenant Contractor's work area will be restricted to the leased premises. No construction will be permitted in the parking lot and/or rear service drive area. Contractor must use the leased premises as a staging area for all construction, with the exception of storefront and signs. No storage or office trailers will be allowed on the site without Landlord's written permission.

B. Certain instances may require Tenant's Contractor and Landlord to enter other tenants' premises to perform necessary work. Arrangements for permission to enter other tenants' premises must be made through Landlord's Representative. Such work must be performed at times when such other tenant's operation will not be affected. Any cost incurred by such other tenant is accommodating Tenant shall be paid by Tenant.

C. All materials used for Tenant's Work will be maintained at all times within the leased premises. Under no circumstances will any portion of the parking lot and/or rear service drive area be used to store Tenant's or Tenant's Contractor's material, equipment or trash.

D. Tenant and Tenant's Contractor shall protect the work from damage and shall protect the work of other tenants from damage by Tenant, Tenant's Contractor and their employees and Subcontractors. Landlord shall not be held responsible for damage done by tenant or their contractors.

1.20 Parking and deliveries:

A. Parking is available near the leased premises for all Tenant Contractor and construction related vehicles. Construction related vehicles parked in unauthorized areas will be towed at the expense of the owner of the vehicle.

B. Except when unloading materials at service entrances (15 minute limit), Tenant's Contractor vehicles must be parking in designated areas. No parking will be allowed at service areas. No vehicles of any type will be allowed to drive or park on the sidewalk.

C. Each Contractor must notify Landlord's Representative of major material deliveries and/or crane or helicopter lifts.

1.21 Security: Landlord is not responsible for securing Tenant spaces. All barricades and entrances to work areas must be secured nightly.

1.22 Trash:

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A. During construction, Tenant fixturing and merchandise stocking, Tenant's Contractor and/or the Tenant shall provide trash removal service through designated area in truck court or other location specified by Landlord. Tenant is responsible for placing trash in his own containers. Location of Tenant provided trash containers shall be coordinated with Landlord's field representative.

B. The Tenant shall not permit trash to accumulate within the exterior common area adjacent to its space. If the Tenant permits trash to accumulate or dust to settle on the mall floor, the Landlord will perform said work and charge the Tenant (including administrative costs) for the same at a cost of $500.00 per each occurrence.

C. Under no circumstances shall Tenant or Tenant's Contractors make any use of the compactors or dumpster installed by Landlord or other tenants for the disposal of trash or construction debris without prior written consent of the Landlord during Tenant's construction period.

1.23 <u>At the Completion of Construction by Tenant</u>:

1. Tenant shall contact Landlord's Representative prior to completion of the leased premises to arrange for a final inspection. Final inspection will consist of an on-site walk-through conducted by Landlord's Representative. A punch list will be issued by Landlord and completed in a timely manner by Tenant.

2. Tenant is responsible for securing a Certificate of Occupancy from governmental authorities for Tenant's Work and providing Landlord evidence thereof.

3. Upon the completion of the Tenant's Work, all facilities shall be in full use without defects.

4. Upon the completion of the Tenant's Work, Tenant shall provide Landlord evidence of warranties (one [1] year from date of store opening) on all work and equipment.

5. Upon the completion of Tenant's construction and fixturing work within its leased premises and/or prior to any payment by Landlord to Tenant of monies owing Tenant by Landlord, Tenant shall provide to Landlord evidence of the following:

a. Tenant or Tenant's Contractor must have made payment of all construction charges due Landlord.

b. The leased premises must be 100% complete, in accordance with good workmanship and the Construction Drawings and Specifications as approved by Landlord, which also includes 100% completion of Landlord-submitted Punchlist.

c. Tenant's Sworn Statement listing the total cost of material and labor for leasehold improvements and Tenant's fixtures. Sworn statements from Tenant's General Contractor and subcontractors for the total cost of materials and labor.

d. Final, Unconditional Waiver of Lien with original signatures from Tenant, Tenant's General Contractor and each Sub-contractor, Vendors, etc. for the

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amounts specified in the Sworn Statement. No partial Waivers of Lien will be accepted.

e. One set of "as-built" drawings for Landlord's file.

f. Provide Landlord with an unqualified Certificate of Occupancy from the Township of Bloomfield.

g. Execution of an Estoppel Letter prepared by Landlord.

ARTICLE II LANDLORD'S OPTIONAL RIGHT TO CORRECT DEFICIENCIES IN TENANT'S CONSTRUCTION

Landlord may, but shall not be obligated to correct any of the items of Tenant's construction which have not been finished or completed in accordance with the requirements of this Lease and Tenant's Construction Drawings. Landlord shall not undertake the doing of any such work until it shall have furnished Tenant with a final Punch List of deficient items and permitted Tenant thirty (30) days thereafter to comply. In the event Landlord performs any such work, Tenant shall reimburse Landlord, within ten (10) days of receipt of Invoice, for any obligations thereby incurred and pursuant to the terms and conditions of Article 1.11.

ARTICLE III DESIGN CRITERIA Should Tenant's Work exceed that work described in Section 1.12 of this Exhibit "D" and/or subsequent remodeling activities, this Article III applies.

The criteria and/or specifications as set forth herein represent standards for the design, construction and finish of the leased premises by Tenant.

3.01 Jurisdiction and Codes: The project is being developed in and under the jurisdiction of the County of Oakland, Bloomfield Township, State of Michigan, and Federal safety codes. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes.

Where conflicts exist between building codes, utility regulations, statutes, ordinances, other regulatory requirements and Landlord's requirements, the more stringent of the requirements shall govern.

Landlord reserves the right to require changes in Tenant's Work by reason of code requirements or building facility necessity (i.e. existing structural limitations, overhead clearances, etc.) or directives of governmental authorities having jurisdiction over the leased premises, or directive of Landlord's Insurance Underwriter.

Notwithstanding anything to the contrary set forth herein, Landlord shall retain absolute control over the exterior and interior design of the leased premises.

3.02 Permits and Approvals: Prior to the commencement of construction, building and other permits, licenses, etc. shall be obtained and posted in a prominent place within the leased premises. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from Tenant's working drawings and specifications, as approved by Landlord or the undertaking of any modifications whatsoever to Landlord's building shell and/or utilities and other work not explicitly shown on said working drawings and specifications. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible therefore.

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3.03 Design Loads:

1. Roofs have not been designed for any additional imposed loads. Any structural changes to compensate for additional loading to be designed by Landlord's architect and constructed by Landlord at Tenant's expense.

2. Loading imposed on the floor slab by any of Tenant's work on a temporary or permanent basis shall not exceed allowable live loads of 100 lbs. per square foot.

3.04 Standard project details: Standard project details, as issued by Landlord's architect and as they pertain to Tenant's work, shall govern with respect to such work. Such details shall be incorporated into the working drawings and specifications for the leased premises.

3.05 Materials: Only new, first-class materials shall be used in the construction of the leased premises. Rough lumber, plywood, blocking, etc., is to be pressure treated fire retardant wood with U.L. labeling. All finish wood and interior materials shall have a flame spread and smoke contributing application that meets all state and local codes. No asbestos, P.C.B. or other hazardous containing materials or equipment are to be installed by Tenant or its subcontractors. Tenant shall not cause or permit the use, generation, storage, or disposal in, on or about the leased premises or the building of any substance, materials or wastes subject to regulation under any Federal, state or local laws or regulations from time to time in effect concerning hazardous, toxic or radioactive materials unless Tenant shall receive Landlord's prior written consent, which Landlord may withhold, or any time revoke, in its sole and absolute discretion.

3.06 Field conditions: Tenant to verify all field conditions pertaining to the leased premises prior to the commencement of construction.

3.07 Non-Interference with other work: Tenant and or Tenant's contractors and subcontractors shall perform all of its work under this Exhibit "D" in such a manner as will not interfere with, impede or delay "Landlord's Work" pursuant to this Exhibit "D" or other tenant's work and Tenant and or Tenant's contractor(s) shall perform all of it's work in labor harmony with other contractor(s) and subcontractors performing work at Bloomfield Plaza.

3.08 Floors:

1. Finished floor such as carpeting and/or other quality floor, such as glazed on unglazed pavers or wood parquet, shall be furnished and installed within the Tenant leased premises of a quality acceptable to the Landlord. Where Tenant floor material meets the exterior sidewalk material, it must be at the same elevation.

2. Sealer is required when exposed concrete is used in stock and/or storage rooms.

3.09 Walls and Partitions:

1. All interior partitions shall be metal or non-combustible wood stud construction and shall have gypsum board finishing on all sides with all joints taped, spackled and sanded. Any wood finish materials applied to partitions shall have fire resistance rating as required by applicable codes.

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2. Walls dividing Tenant's leased premises from other tenant's leased premises, service corridors, and utility rooms, shall receive on Tenant's leased side one (1) hour fire rated (1 layer, 5/8" firecode U.L. listed) gypsum board. Such material shall extend from the floor to the underside of the roof deck above, with all joints taped, spackled and sanded.

3. Exposed concrete block walls will not be permissible in sales area of Tenant's leased premises. Block walls not concealed by fixtures must be covered with gypsum board and painted or covered with some other finish material which is approved by Landlord and/or Landlord's architect.

4. Tenants with unusual sound, odor, heat, fumes, etc. shall design the finishes on the demising partitions so as to prevent the transfer of such unusual sound, odor, heat, fumes, etc.

3.10 Ceiling:

1. All work related to ceiling and ceiling treatments, including hung curtain walls, dropped ceilings, acoustical treatment, ornamental specialties and other related items.

2. Ceilings shall be a maximum of 12 feet above finished floor. In stores with existing air conditioning units, the ceiling height under the unit may vary due to size of existing ducts. It is the responsibility of the Tenant to verify the above.

3. All ceilings shall be of non-combustible material. Suspension systems for all types of ceilings shall be metal. Exposed wood framing and combustible materials will not be allowed above Tenant's finished ceiling.

4. Tenants with unusual sound, odor, heat, fumes, shall design ceilings so as to prevent the transfer of unusual sound, odors, heat, fumes, etc.

5. If ceiling construction is required in stock area, Tenant will install at Tenant's expense.

3.11 Finish Hardware: Commercial-grade finish hardware, labeled where required, shall be used throughout. All doors shall have 1-1/2" pair butts, wall or floor stops, kick plates, and/or lock sets and push-pull plates, as required. All exit doors shall have hardware as required by code.

3.12 Trade Fixtures, Equipment and Furnishings: Trade fixtures, equipment and furnishings shall be new. Trade fixture certified as genuine antiques and which have been retrofitted or reconfigured if necessary to meet all applicable governmental, building and safety codes may also be used.

3.13 Heating, Ventilation and Cooling:

1. Tenant shall inspect, modify and/or put in good working order the existing H.V.A.C. roof mounted HVAC system. The HVAC system shall consist of, but not be limited to roof-mounted HVAC unit(s), structural framing, adapter frame, supply and return air ductwork and connections, fire dampers, manual dampers, diffuses, registers, grills, and controls. All equipment shall bear U.L. labels and all Tenants with corrosive return air shall provide HVAC units with stainless steel exchangers. Any design or redesign of the HVAC system is subject to Landlord's approval prior to installation.

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2. Window display area shall be air conditioned or exhaust ventilated where required to control heat build-up.

3. An approved smoke removal system shall be provided when required by applicable codes.

4. Toilet Exhaust: Tenant shall inspect, modify and/or put in good working order the existing toilet room exhaust fan or shall provide a new toilet exhaust system per local code requirements. All toilet room exhaust fans must be electric motor driven, provide with backdraft damper and interlocked with the light switch. If additional roof penetrations are required, they shall be provided by Landlord's approved roofing contractor at Tenant's expense.

3.14 Fire Protection System:

1. If required, fire protection sprinkler system, fire hose cabinets, fire extinguishers and other equipment within Tenant's leased premises to be in accordance with Landlord's Insurance Underwriters, Fire Rating Inspection Bureau, and Code requirements.

2. Provide CO2 or dry chemical fire extinguishing system where required to serve kitchen exhaust hood. Fire extinguishing system shall comply with the standard of the Landlord's Insurance Underwriters.

3.15 Electrical:

1. Tenant shall be responsible to provide and install all electrical work for Tenant's area including: lighting, receptacles, power for mechanical equipment, electrical distribution systems, transformers, telephone conduit distribution system and auxiliary systems.

2. If Tenant's space has an existing service and distribution system, Tenant may either utilize the same, or, at Tenant's sole cost, make revisions to such service and distribution system in accordance with plans and specifications approved by Landlord.

3. All lighting fixtures shall bear the Underwriter's label.

4. Lighting exterior to the Premises is not permitted.

3.16 Plumbing:

1. Tenant shall make provisions for a water meter within the leased premises.

2. All restaurant "food prep areas" shall have a separate waste line extending to an "in-floor" grease intercepter within the leased premises. All cleanouts shall be accessible to Landlord's inspection.

3.17 Utilities:

1. Tenant shall make provision for all telephone equipment within the leased premises in accordance with local utility requirements.

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2. Tenant's utility service requirements in excess of that provided by Landlord shall be furnished and installed by Landlord's contractor at Tenant's expense. In addition, if the utility service to be provided by Landlord has already been installed but is insufficient for Tenant's needs, the total cost of its removal and the cost of installation of the required service shall be borne by the Tenant.

3. Tenant's permanent electric service shall be used to provide power for Tenant's Work. Meters shall be installed prior to Tenant's Work, and the Tenant shall pay for all utilities used.

3.18 Roof Penetrations: All roof penetrations required by Tenant must be performed by Landlord's approved roofing contractors at Tenant's expense.

3.19 Temporary Storefront Barricades:

1. Tenant shall furnish and install a temporary storefront barricade along the premises storefront when tenant intends to replace the existing storefront construction.

2. Tenant's contractor with the approval of Landlord's Representative shall locate the temporary barricade a maximum of four (4) feet into the sidewalls area. In securing said barricades, Tenant's contractor shall not drill or otherwise anchor directly into the sidewalls or any existing canopy area above.

3. Upon removal of the temporary barricade, Tenant shall reimburse Landlord for all costs to repair any damage to the shopping center caused by the temporary barricade installation.

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BLOOMFIELD PLAZA

EXHIBIT "E" - EXTERIOR SIGN CRITERIA

Attached to and made a part of the Lease between the party designated as Landlord and as Tenant, covering Premises in Bloomfield Plaza.

I. **GENERAL:**

1.1. All Tenant Premises shall be identified by one storefront fascia located sign. The furnishing, installation and costs incurred shall be the responsibility of the Tenant. Sign construction is to comply with the instructions, limitations and criteria contained in this Exhibit E and with the Bloomfield Township sign ordinances, codes and inspection requirements, the more stringent of which shall govern.

1.2 It is intended that the signage of the stores in Bloomfield Plaza shall be developed in the imaginative and varied manner, and although previous and current signage practices of the Tenant will be considered, they will not necessarily govern the sign to be installed.

II. **SIGN CRITERIA:**

2.1 The wording of the signs shall be limited to the store name only, and such name shall not include any items sold therein.

2.2 The use of corporate shields, crests, logos or insignia will be permitted (subject to Landlord's approval) provided such corporate shields, crests, logos, or insignia shall not constitute more than five (5) percent of the total sign area.

2.3 Multiple or repetitive signage will be allowed only with the approval of the Landlord provided the area of such signage conforms to the limitations set forth herein.

2.4 All signs and identifying marks shall be within the limitations of the storefront as set forth hereinafter.

2.5 The maximum height of sign letters or components shall not exceed 24".

2.6 The extreme outer limits of sign letters, components, or insignia shall fall within a rectangle, and the two short sides of which shall not fall closer than 12" to the side lease lines of the leased premises; the top side of which shall fall not closer than 6" from the top of the sign fascia area. The maximum size of the sign shall not exceed six (6) percent of the total area of the storefront facade, including the area of all fenestration, and in no instance shall the sign exceed one hundred fifty (150) square feet in area.

2.7 All storefront signs, if lighted, shall have disconnect switches in proximity to the sign location.

2.8 Sign letter or components shall not have exposed lamps or tubing. Letter shall have concealed attachment devices, clips, wiring and transformer.

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2.9 Individual channel letter type sign is required on an exposed raceway.

2.10 All lighted signs shall utilize a seven (7) day time clock.

2.11 Signs shall be located as directed by Landlord.

III. ALLOWABLE TYPES OF SIGN OR SIGN COMPONENTS:

3.1 Sand blasted sign on storefront glass as an accent material only and not Tenant's primary identification sign.

3.2 Interior illuminated individual letters on an exposed raceway.

IV. PROHIBITED TYPES OF SIGNS OR SIGN COMPONENTS:

4.1 Moving or rotating signs

4.2 Sign superimposed on a storefront located canopy.

4.3 Signs employing moving or flashing lights.

4.4 Signs employing exposed ballast boxes or transformers.

4.5 Signs exhibiting the names, stamps or decals of the sign manufacturer or installer.

4.6 Signs employing painted letters.

4.7. Signs of box or cabinet type employing transparent, translucent or luminous plastic background panels, except where such box or cabinets are totally concealed and the sign area is incorporated within the overall storefront design.

4.8 (not used).

4.9 Cloth, wood, paper or cardboard signs, stickers, decals, or painted signs around or on exterior surfaces (including interior and exterior surfaces of doors and/or windows) of the premises.

4.10 Signs employing noisemaking devices and components.

4.11 Signs, letter, symbols, or identification of any nature painted directly on surfaces exterior to the Premises or elsewhere in the Shopping Center.

4.12 Free-standing signs.

4.13 Signs employing unedged and uncapped plastic letters or letters with no returns and exposed fastenings.

4.14 Intentionally Deleted.

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4.15 Use of the name "Bloomfield Plaza" is not permitted.

4.16 Storefront signs purporting to identify leased department or concessionaires operating within the Premises, "Sales", "Help Wanted", "Going Out of Business", and/or similar message type signs.

V. PROCEDURE FOR SIGN DRAWINGS:

5.1 Within thirty (30) days from the execution of Lease, Tenant shall submit one (1) transparency drawing and three (3) blue print drawings and specifications, including samples of materials and colors, for all its proposed sign work. The drawing shall clearly show the location of sign on the storefront elevation, graphics, color, construction and attachment details. Full information regarding electrical load requirements and brightness of foot lamberts is to also be included.

5.2 As soon as possible after Landlord's receipt of the sign drawings, Landlord shall return to Tenant two (2) blue print sign drawings with its review comments.

VI. INSURANCE:

6.1 Tenant shall secure, pay for and maintain, or cause its Sign Contractor(s) to secure, pay for and maintain, during the installation of the storefront sign, all of the insurance policies and in the amounts set forth herein. Tenant shall not permit its Sign Contractor(s) to commence any work until all required insurance has been obtained and original copies of Insurance Certificates have been delivered to Landlord as set forth below.

A. Additional Insured

1. All such insurance policies required under this Exhibit shall name BLOOMFIELD PLAZA and Schostak Brothers and Co., Inc. and anyone else designated by Landlord as additional insured. Workmen's Compensation Insurance shall contain an endorsement waiving all rights of subrogation against BLOOMFIELD PLAZA and BLOOMFIELD PLAZA's Agent(s) and beneficiaries.

2. The insurance required under this Exhibit shall be in addition to any and all insurance required to be procured by Tenant pursuant to this Lease to which the Exhibit is attached.

3. Certificates of Insurance shall provide that no charge or cancellation of such insurance coverage shall be undertaken without thirty (30) days written notice to Landlord.

B. Tenant's Sign Contractor's Coverages and Limits of Liability

1. Workman's Compensation including Employer's Liability Insurance with limits as required by law and any insurance required by an Employee Benefit Actor or other statutes applicable where the work is to be performed as will protect the Sign Contractor from any and all liability under the aforementioned acts.

2. Comprehensive General Liability Insurance (including Contractor's Protective Liability) in an amount not less than $1,000,000.00 per occurrence whether involving personal

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injury liability (or death resulting therefrom) and property damage liability or a combination thereof with a minimum aggregate limit of $1,000,000.00. Such insurance shall provide for explosion, underground coverage, collapse coverage and contractual liability coverage and shall insure the Sign Contractor against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from his operations and whether such operations are performed by any one directly or indirectly employed by any of them.

3. Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned in the following minimum amounts:

a. Property Damage liability $500,000.00

b. Bodily injury, each occurrence $500,000.00

Such insurance shall insure the Sign Contractor against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operation and whether such operations are performed by the Sign Contractor or by any one directly or indirectly employed by any of them.

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BLOOMFIELD PLAZA

EXHIBIT “F” - LEASE SPECIFICS

1.	The Date of this Lease is _____________________, 2005.

2.	Landlord:	Bloomfield Plaza
c/o Schostak Brothers & Company, Inc.
Maccabees Center, Suite 750
25800 Northwestern Highway, P.O. Box 267
Southfield, Michigan 48037

3.	Tenant:	Birmingham Bloomfield Bancorp, Inc.
33583 Woodward Ave.
Birmingham, MI 48009

4.	Leased Premises: Bank building, as shown on Exhibit “A”, containing approximately 2,815 square feet of floor area.

5.
Tenant’s Construction Period: Commencing upon the later to occur of: (a) delivery of the leased premises to Tenant; or (b) Tenant’s receipt of Government Approvals necessary for Tenant to operate its business (which FDIC Approvals Tenant shall apply for within ten (10) days of the date of this Lease and State of Michigan Approvals within ten (10) days of Tenant’s receipt of the FDIC Approvals and diligently use its best efforts to obtain same), Tenant shall have a period of two hundred ten (210) days within which to complete Tenant’s Work as set forth in Exhibit “D”. For purposes hereof, Tenant accepts the leased premises in an “as is”, “where is” condition and acknowledges that Landlord has completed all of its construction requirements with respect to the Leased premises. Landlord and Tenant acknowledge and agree that the term of this Lease may commence as to all of Tenant’s monetary and non-monetary obligations prior to Tenant completing its construction of the leased premises and opening for business if construction is not completed on or before one hundred twenty (120) days after receipt of Governmental Approvals.

6.	Expiration Date: The term of this Lease shall end one hundred twenty (120) months after the commencement date of the Lease.

7.
The leased premises shall be delivered to Tenant within forty-eight (48) hours after written notification from Tenant that it has received such Governmental Approvals (which notice Tenant shall provide to Landlord within twenty-four (24) hours of its receipt of said Governmental Approvals). Notwithstanding the previous sentence, Tenant’s failure to provide said written notice timely shall not prohibit Landlord from delivering the leased premises to Tenant upon Landlord’s knowledge that Tenant has received said Governmental Approvals.

8. Minimum Rent: The Minimum Rent shall be:

A.
During the first Lease Year commencing on the commencement date of the Lease and ending twelve (12) months thereafter, the amount of Fifty Four Thousand Eight Hundred Ninety Two and 50/100 ($54,892.50) Dollars per Lease Year, payable in equal monthly installments of Four Thousand Five Hundred Seventy Four and 38/100 ($4,574.38) Dollars.

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B.
During the second through the tenth Lease Years commencing with the thirteenth (13th) month following the commencement date and ending at the end of the one hundred twentieth (120th) month after the commencement date, the amount set forth in Item 8A above as increased on the first (1st) month of each succeeding Lease Year by the greater of two and one-half (2½%) percent or the percentage increase of the Consumer Price Index as determined by the U.S. Department of Labor; Bureau of Labor Statistics; All Urban Consumers 1982-84 = 100 per Lease Year, payable in equal monthly installments of one-twelfth (1/12) of said annual amount, which under no circumstances will result in Minimum Rent being less than the following:

Lease Year	Minimum Yearly Rent	Minimum Monthly Rent
13th - 24th month	$ 56,264.81	$ 4,688.74
25th - 36th month	57,671.43	4,805.96
37th - 48th month	59,113.22	4,926.11
49th - 60th month	60,591.05	5,049.26
61st - 72nd month	62,105.83	5,175.49
73rd - 84th month	63,658.47	5,304.88
85th - 96th month	65,249.93	5,437.50
97th - 108th month	66,881.18	5,573.44
109th - 120th month	68,553.21	5,712.77

9.	Percentage Rent: N/A

10.
Tenant’s Use: Tenant shall use the leased premises solely for the purpose of conducting the business of a full service retail banking institution and purposes incidental thereto and for no other purpose.

11.	Tenant’s Advertised Name: Birmingham Bloomfield Community Bank

12.	Security Deposit: $9,148.00

13.	Guarantor: None

14.	Option to Renew: Landlord and Tenant agree that:

A. So long as Tenant is current in all of its obligations, has continued in possession and operation of the leased premises, and is in no manner in default under the Lease beyond any applicable cure period, Tenant may exercise an option, by written notice received by Landlord not later than the last day of the one hundred fourteenth (114th) month after the commencement of the Lease, to extend the term of this Lease for an additional five (5) full Lease Years. Minimum Rent during such option period shall be as follows:

(i)
During the period commencing on the one hundred twenty first (121st) month following the commencement date through the one hundred eightieth (180th) month following the commencement date, the Minimum Rent shall be increased on a yearly basis from the amount payable by Tenant during the immediately preceding Lease Year with such annual increase being equal to the greater of two and one-half (2½%) percent or the percentage increase of the Consumer Price Index as determined by the U.S. Department of Labor; Bureau of Labor Statistics; All Urban Consumers 1982-84 = 100.

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In the event the option is timely and properly exercised, all of the terms and conditions of the Lease shall otherwise remain in full force and effect. Tenant shall have no rights to exercise this option if, at the time of exercise, Tenant shall be in bankruptcy, unless Tenant, simultaneously with such exercise, both cures any default and unconditionally assumes the Lease to operate the leased premises itself in accordance with the terms of the Lease.

B. So long as Tenant is current in all of its obligations, has continued in possession and operation of the leased premises, and is in no manner in default under the Lease beyond any applicable cure period, Tenant may exercise an option, by written notice received by Landlord not later than the last day of the one hundred seventy fourth (174th) month after the commencement of the Lease, to extend the term of this Lease for an additional five (5) full Lease Years. Minimum Rent during such option period shall be as follows:

(i)
During the period commencing on the one hundred eighty first (181st) month following the commencement date through the two hundred fortieth (240th) month following the commencement date, the Minimum Rent shall be increased on a yearly basis from the amount payable by Tenant during the immediately preceding Lease Year with such annual increase being equal to the greater of two and one-half (2½%) percent or the percentage increase of the Consumer Price Index as determined by the U.S. Department of Labor; Bureau of Labor Statistics; All Urban Consumers 1982-84 = 100.

In the event the option is timely and properly exercised, all of the terms and conditions of the Lease shall otherwise remain in full force and effect. Tenant shall have no rights to exercise this option if, at the time of exercise, Tenant shall be in bankruptcy, unless Tenant, simultaneously with such exercise, both cures any default and unconditionally assumes the Lease to operate the leased premises itself in accordance with the terms of the Lease.

15.
Construction Allowance: With respect to Tenant’s Work, Landlord agrees to provide Tenant a construction allowance in the amount of the lesser of Tenant’s actual construction costs or One Hundred Forty Thousand Seven Hundred Fifty and 00/100 ($140,750.00) Dollars (“Construction Allowance”). Said Construction Allowance shall be paid under the terms and conditions set forth below:

A. The Construction Allowance shall be paid to Tenant upon Tenant opening for business at the leased premises, so long as the Tenant has previously submitted to Landlord the following:

(1)	A certified statement from Tenant’s designer(s) that its work has been completed in accordance with the approved plans and specifications;

(2)
Unconditional Waivers of Lien and Sworn Statements from all persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full and the amount paid to each such person;

(3)	A copy of a Certificate of Occupancy issued by the local authorities having jurisdiction; and

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(4)	An Estoppel Letter in a form deemed reasonably acceptable by Landlord.

In the event that Tenant vacates the leased premises prior to one hundred twenty (120) months after the commencement date of the Lease or otherwise defaults under the Lease beyond any applicable cure period, Tenant shall immediately repay to Landlord the entire unamortized portion of the Construction Allowance, plus interest at the lesser of ten (10%) percent per annum or the highest rate allowed by law.

16.
Lease Termination Right: Landlord and Tenant agree that if Tenant has not received all necessary Governmental Approvals in order for Tenant to operate its business and satisfy the condition set forth in Item 5(c) of this Exhibit “F” on or before October 1, 2005 (the “Termination Date”), Landlord and Tenant shall each have the option of terminating this Lease at any time after the Termination Date and before receiving Tenant’s written notification that it has received all necessary Governmental Approvals so as to satisfy Item 5(c) of Exhibit “F”. Upon delivery of a written termination notice from Landlord to Tenant or Tenant to Landlord, this Lease shall be terminated, Tenant shall have no interest in the leased premises and both Landlord and Tenant shall be fully relieved of any and all obligations and benefits provided in this Lease. Notwithstanding the foregoing, Tenant shall have the option to extend the Termination Date for three (3) additional one (1) month periods by providing written notice of such intention to Landlord and paying an extension fee of $4,688.74 in each case on or before the first day of the month in which an extension is sought. Said extension fee shall be paid at the time of delivery of said written notice. Failure to seek an extension hereunder shall institute a waiver of any future extension options.

17.
Confidentiality: Tenant and Landlord shall keep all specific terms contained in this Lease strictly confidential, subject to making such information available to those persons who must reasonably and necessarily be so advised, so long as such information is provided in a confidential manner. Confidentiality to be waived in event of court order to provide such information.

18.
FDIC Clause: Notwithstanding any other provisions contained in this Lease, in the event Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal process by any depository institution supervisory authority (“Authority”), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided that, in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall be the maximum amount allowed by law including but not limited to all accrued and unpaid rent to the date of termination and all post rejection/termination damages; and provided further that to continue the Lease, any receiver or liquidator appointed by such Authority or its assignee must continue to honor the terms of the Lease.

Approved by Landlord:	Approved by Tenant:

BLOOMFIELD PLAZA	BIRMINGHAM BLOOMFIELD BANCORP,INC.,
a Michigan corporation

By: _____________________________	By: ______________________________
Robert Farr
Its: ______________________________	Its: CEO/Chairman

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